SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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STARBUCKS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2015 Annual
Meeting of Shareholders
and Proxy Statement

Wednesday, March 18, 2015 at 10:00 a.m., Pacific Time
Marion Oliver McCaw Hall at Seattle Center, 321 Mercer Street Seattle, Washington 98109

Seattle, Washington
January 23, 2015

Dear Shareholders:

You are cordially invited to attend the Starbucks Corporation 2015 Annual Meeting of Shareholders on March 18, 2015 at 10:00 a.m. (Pacific Time) (the “Annual Meeting” or the “Annual Meeting of Shareholders”). The meeting will be held at Marion Oliver McCaw Hall at the Seattle Center, located at 321 Mercer Street, in Seattle, Washington. More information appears on the back cover of this proxy statement.

As in prior years, Starbucks has elected to deliver our proxy materials to the majority of our shareholders over the Internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On January 23, 2015, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to:

●	Access our proxy statement for our 2015 Annual Meeting of Shareholders and our fiscal 2014 Annual Report on Form 10-K for the year ended September 28, 2014, as filed with the Securities and Exchange Commission (the “Annual Report”);

●	Vote online, by telephone or by mail; and

●	Receive a paper copy of the proxy materials by mail.

On January 23, 2015, we also first mailed this proxy statement and the enclosed proxy card to certain shareholders. Proof of share ownership will be required to enter the Starbucks Annual Meeting. In addition, each attendee must present a government-issued photo identification (such as a driver’s license or passport). See the back cover of this proxy statement – “TICKETING AND TRANSPORTATION INFORMATION FOR THE STARBUCKS CORPORATION 2015 ANNUAL MEETING OF SHAREHOLDERS” for details.

The matters to be acted upon are described in the notice of Annual Meeting of Shareholders and proxy statement. At the Annual Meeting of Shareholders, we will also report on our operations and respond to questions from shareholders.

As always, we anticipate a large number of attendees at the Annual Meeting of Shareholders. Again this year, seating will be limited to McCaw Hall only, and we cannot guarantee seating for all shareholders. Doors will open at 8:00 a.m. (Pacific Time) on the day of the event. Shareholders also may view a live webcast of the meeting; please see details on our Investor Relations website at http://investor.starbucks.com.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to please cast your vote as soon as possible by Internet, telephone or mail. We look forward to seeing you at the meeting.

Warm regards,

Howard Schultz chairman and chief executive officer

STARBUCKS CORPORATION

2401 Utah Avenue South
Seattle, Washington 98134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Starbucks Corporation will be held at Marion Oliver McCaw Hall at the Seattle Center, located at 321 Mercer Street, in Seattle, Washington, on March 18, 2015 at 10:00 a.m. (Pacific Time) for the following purposes:

1.	To elect twelve directors nominated by the board of directors to serve until the 2016 Annual Meeting of Shareholders;

2.	To approve an advisory resolution on our executive compensation;

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 27, 2015;

4.	To consider two shareholder proposals described in the accompanying proxy statement, if properly presented at the Annual Meeting of Shareholders; and

5.	To transact such other business as may properly come before the Annual Meeting of Shareholders.

Only shareholders of record at the close of business on January 8, 2015 will be entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournments thereof.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to cast your vote and submit your proxy in advance of the meeting by one of the methods below.

1.	By Internet: go to www.proxyvote.com;

2.	By toll-free telephone: call 1-800-690-6903; or

3.	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Shareholders may also vote in person at the Annual Meeting. If you are a registered shareholder (that is, you hold your shares in your name), you must present valid identification to vote at the meeting. If you are a beneficial shareholder (that is, your shares are held in the name of a broker, bank or other holder of record), you will also need to obtain a “legal proxy” from the holder of record to vote at the meeting.

By order of the board of directors,

Lucy Lee Helm executive vice president, general counsel and secretary

Seattle, Washington
January 23, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on March 18, 2015. Our proxy statement is attached. Financial and other information concerning Starbucks is contained in our Annual Report. The proxy statement and Annual Report are available on our website at http://investor.starbucks.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Starbucks Corporation	2015 Proxy Statement

Starbucks Corporation	2015 Proxy Statement

Starbucks Corporation	2015 Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING INFORMATION
10:00 a.m. (Pacific Time) on Wednesday, March 18, 2015 Doors open at 8:00 a.m. (Pacific Time)	Marion Oliver McCaw Hall at the Seattle Center 321 Mercer Street Seattle, WA 98109

Voting:
● Shareholders as of the record date, January 8, 2015, are entitled to vote.

● Your broker will NOT be able to vote your shares with respect to any of the matters presented at the meeting other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.

●  In Person. To be admitted, you will be required to present a government-issued photo identification (such as a driver’s license or passport) and proof of share ownership. More information can be found on the back cover of this proxy statement.

Attending the Annual Meeting:
● Via Webcast. Shareholders may view and listen to a live webcast of the meeting. The webcast will start at 10:00 a.m. (Pacific Time). See our Investor Relations website at http://investor.starbucks.com for details.

● You do not need to attend the Annual Meeting of Shareholders to vote if you submitted your proxy in advance of the meeting.

Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible by:

using the Internet at www.proxyvote.com	calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903
scanning this QR code to vote with your mobile device	mailing your signed proxy or voting instruction form

ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS
		Page
		Reference
		(for more
Proposal	Board Voting Recommendation	detail)
Management proposals
	FOR EACH DIRECTOR
Election of 12 directors	NOMINEE	8
Advisory resolution to approve our executive compensation	FOR	22
Ratification of selection of Deloitte & Touche LLP as our independent
registered public accounting firm for fiscal 2015	FOR	47
Shareholder proposals
Establish a Board Committee on Sustainability	AGAINST	49
Require an Independent Board Chairman	AGAINST	51

Starbucks Corporation	2015 Proxy Statement	1

BOARD NOMINEES

The following table provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast.
		Director			Committee Memberships
Name	Age	Since	Principal Occupation	Independent	ACC	CMDC	NCGC
Howard Schultz	61	1985	chairman and chief executive officer
			of Starbucks Corporation
William W. Bradley	71	2003	managing director of Allen &	X			X
			Company
Robert M. Gates	71	2012	former United States Secretary of	X			X
			Defense
Mellody Hobson	45	2005	president and director of Ariel	X	C
			Investments
Kevin R. Johnson*	54	2009	president and chief operating officer
			of Starbucks Corporation
Olden Lee	73	2003	retired executive of PepsiCo	X		X
Joshua Cooper Ramo	46	2011	vice chairman of Kissinger	X	X		X
			Associates
James G. Shennan, Jr.	73	1990	general partner emeritus of Trinity	X		X	C
			Ventures
Clara Shih	33	2011	chief executive officer of Hearsay	X		X	X
			Social
Javier G. Teruel	64	2005	retired vice chairman of Colgate-	X	X	X
			Palmolive Company
Myron E. Ullman, III	68	2003	chief executive officer of J.C. Penney	X		C
			Company, Inc.
Craig E. Weatherup	69	1999	retired chief executive officer of	X, P	X		X
			Pepsi-Cola

C	Chair
ACC	Audit and Compliance Committee
CMDC	Compensation and Management Development Committee
NCGC	Nominating and Corporate Governance Committee
P	Presiding (lead) independent director

*	Mr. Johnson was an independent member of the board of directors, the chair of the CMDC and a member of the ACC until his appointment as president and chief operating officer of Starbucks in January 2015, after which time he continued to serve as a non-independent member of the board of directors.

2	Starbucks Corporation	2015 Proxy Statement

PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

Board Independence
●	Independent director
	nominees	10 of 12
●	Independent presiding
	director	Craig E. Weatherup
●	Independent board
	committees	All
●	Age limit	75

Director Elections
●	Frequency of board
	elections	Annual
●	Voting standard for
	uncontested elections	Majority of votes cast

Board Meetings in Fiscal 2014
●	Full board meetings	8
●	Independent director-only
	sessions	8

Board Committee Meetings in Fiscal 2014
●	Audit and Compliance	10
●	Compensation and
	Management Development	6
●	Nominating and Corporate
	Governance	6

Evaluating and Improving Board
Performance
●	Board evaluations	Annually
●	Committee evaluations	Annually
●	Board orientation	Yes

Aligning Director and Shareholder Interests
●	Director stock ownership
	guidelines	Yes
●	Director equity grants	Yes

FINANCIAL HIGHLIGHTS
Starbucks delivered record results in fiscal 2014, increasing net revenue by 11% and non-GAAP operating income(1) by 25% year over year; 3-year cumulative total shareholder return (“TSR”) was 110%.

Starbucks delivered exceptional financial performance in fiscal 2014. Total net revenue increased 11% to a record $16.4 billion. Global comparable store sales grew 6% driven by a 3% increase in the number of transactions and a 3% increase in average ticket. In addition, we returned $1.6 billion to shareholders in the form of cash dividend payments and share repurchases in fiscal 2014. Starbucks results for fiscal 2014 demonstrate the continued strength of our global business model and our ability to successfully execute new growth initiatives in a disciplined manner.

11% Revenues	25% Operating Income[1]	110% 3-yr Cumulative TSR

(1) Fiscal 2014 non-GAAP operating income was $3,063.3 million and excludes a litigation credit reflecting a reduction to our estimated prejudgment interest payable as a result of paying our obligation under the Kraft Foods Global, Inc. (“Kraft”) arbitration matter earlier than anticipated ($20.2 million) as well as certain transaction costs incurred in fiscal 2014 related to the planned acquisition of Starbucks Japan and costs related to the sale of our Australia retail operations in fiscal 2014 ($2.4 million). Including these items, fiscal 2014 operating income was $3,081.1 million. Fiscal 2013 non-GAAP operating income was $2,458.7 million and excludes the impact of a charge in the amount of $2,784.1 million resulting from the conclusion of our arbitration with Kraft. Including the impact of this charge, fiscal 2013 operating loss was $325.4 million.

Starbucks Corporation	2015 Proxy Statement	3

Financial Results Under Incentive Plans

The charts below compare fiscal 2014, 2013 and 2012 results1 under financial performance metrics that are used in determining (i) payouts under our Executive Management Bonus Plan (“EMBP”) and (ii) the number of performance-based Restricted Stock Units (“performance RSUs”) earned. Note that these financial measures differ from the comparable GAAP measures reported in our financial statements, as the measures below are adjusted to exclude the impact of certain non-recurring and other items in accordance with the terms of our EMBP and our 2005 Long-Term Equity Incentive Plan.

Dollar amounts below, except per share data, are in millions.

(1)	Our fiscal year ends on the Sunday closest to September 30. Fiscal years 2014, 2013 and 2012 each included 52 weeks.

(2)	The fiscal 2014 consolidated adjusted net revenue results exclude the impact of foreign currency fluctuations. Fiscal 2013 consolidated adjusted net revenue results exclude the impact of the acquisition and results of the Teavana business, certain asset dispositions, and foreign currency fluctuations. Net revenue was not a performance measure under our incentive plans during fiscal 2012. The fiscal 2012 number shown here is the GAAP result previously reported by the Company and does not reflect adjustments we might have made if it had been a performance measure under our fiscal 2012 incentive plans.

(3)	The fiscal 2014 consolidated adjusted operating income results exclude the impact of mark to market adjustments from the investments that our Management Deferred Compensation Plan (“MDCP”) invests in, foreign currency fluctuations and a litigation credit reflecting a reduction to our estimated prejudgment interest payable as a result of paying our obligation under the Kraft arbitration matter earlier than anticipated. Fiscal 2013 consolidated adjusted operating income results exclude the impact of a significant litigation charge resulting from the conclusion of our arbitration with Kraft, the acquisition and results of the Teavana business, certain asset dispositions, mark to market adjustments from the investments that our MDCP invests in, foreign currency fluctuations and certain other items. Fiscal 2012 consolidated adjusted operating income results exclude the impact of significant acquisitions, restructuring, mark to market adjustments from the investments that our MDCP invests in, foreign currency fluctuations and certain other items.

(4)	Return on Invested Capital (ROIC) is calculated as adjusted net operating profit after taxes (adjusted for implied interest expense on operating leases), divided by average invested capital. Invested capital is calculated on a five-point average and includes shareholders equity, short- and long-term debt, all other long-term liabilities, and capitalized operating leases, less cash, cash equivalents and short- and long-term investments. Fiscal 2014 ROIC results exclude the impact of a litigation credit reflecting a reduction to our estimated prejudgment interest payable as a result of paying our obligation under the Kraft arbitration matter earlier than anticipated, the portion of the Company’s cash balance at fiscal 2013 year-end attributable to the accrued liability for the Kraft arbitration matter, the impact of certain divestitures that closed during the year and transaction costs related to the Starbucks Japan acquisition process which began in 2014. Fiscal 2013 ROIC results exclude the impact of a significant litigation charge resulting from the conclusion of our arbitration with Kraft, the acquisition and results of the Teavana business, certain asset dispositions, mark to market adjustments from the investments that our MDCP invests in, foreign currency fluctuations and certain other items. Fiscal 2012 ROIC results exclude the impact of significant acquisitions, restructuring, mark to market adjustments from the investments that our MDCP invests in, foreign currency fluctuations and certain other items.

(5)	Fiscal 2014 adjusted earnings per share results exclude the impact of a litigation credit reflecting a reduction to our estimated prejudgment interest payable as a result of paying our obligation under the Kraft arbitration matter earlier than anticipated, the impact of certain divestitures that closed during the year and transaction costs related to the Starbucks Japan acquisition process which began in 2014. Earnings per share was not measured for purposes of our incentive plans during fiscal 2013 and the number shown here is the reported non-GAAP number which was adjusted to exclude the impact of a significant litigation charge resulting from the conclusion of our arbitration with Kraft, and certain asset dispositions. Fiscal 2012 adjusted earnings per share results exclude the impact of significant acquisitions, restructuring and certain other items.

4	Starbucks Corporation	2015 Proxy Statement

PROXY STATEMENT SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program is designed to achieve the following key objectives:

●Enable the attraction and retention of top talent by competing effectively for the highest quality people who will help shape our long-term success;
●Pay for performance through aligning compensation with the achievement of both short-term and long-term financial objectives that build shareholder value; and

●Be true to our values by supporting our mission statement and guiding principles.

Some of the compensation “best practices” we employ to achieve these objectives include:

What We Do	What We Don’t Do
●Deliver a majority of executives’ target total direct compensation in the form of variable, “at-risk,” performance-based compensation

●Utilize performance-based RSUs with vesting requirements

●Require our executives and directors to satisfy rigorous stock ownership guidelines

●Maintain a clawback policy

●Prohibit partners from engaging in hedging transactions in Starbucks stock or pledging Starbucks stock

●Conduct annual “say-on-pay” advisory votes

●Have single-trigger change-in-control equity acceleration provisions

●Provide cash-based change-in-control benefits

●Provide excise tax gross-ups of perquisites

●Provide significant perquisites

●Maintain a supplemental executive retirement plan (SERP)

AUDITORS
As a matter of good corporate governance, the Audit Committee is asking our shareholders to ratify the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2015. The following table sets forth the aggregate fees billed by Deloitte for fiscal 2014 and fiscal 2013.

Type of Fees	Fiscal 2014	Fiscal 2013
Audit Fees	$5,805,000	$5,317,000
Audit-Related Fees	$124,000	$130,000
Tax Fees	$354,000	$362,000
All Other Fees	$20,000	$44,000
Total	$6,303,000	$5,853,000

Starbucks Corporation	2015 Proxy Statement	5

PROXY STATEMENT

STARBUCKS CORPORATION
2401 Utah Avenue South
Seattle, Washington 98134

We are making this proxy statement available to you on or about January 23, 2015 in connection with the solicitation of proxies by our board of directors for the Starbucks Corporation 2015 Annual Meeting of Shareholders. At Starbucks and in this proxy statement, we refer to our employees as “partners.” Also in this proxy statement we sometimes refer to Starbucks as the “Company,” “we” or “us,” and to the 2015 Annual Meeting of Shareholders

as the “Annual Meeting” or the “Annual Meeting of Shareholders.” When we refer to the Company’s fiscal year, we mean the annual period ending on the Sunday closest to September 30 of the stated year. Information in this proxy statement for 2014 generally refers to our 2014 fiscal year, which was from September 30, 2013 through September 28, 2014 (“fiscal 2014”). Fiscal years 2014, 2013 and 2012 each included 52 weeks.

VOTING INFORMATION

Record Date. The record date for the Annual Meeting is January 8, 2015. On the record date, there were 750,096,888 shares of our common stock outstanding and there were no outstanding shares of any other class of stock.

Voting Your Proxy. Holders of shares of common stock are entitled to cast one vote per share on all matters. Proxies will be voted as instructed by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the Annual Meeting, the shares of Starbucks common stock represented by the proxy will be voted: (i) FOR the election of each of the twelve director candidates nominated by the board of directors; (ii) FOR approval of the advisory resolution on our executive compensation; (iii) FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 27, 2015 (“fiscal 2015”); (iv) AGAINST the shareholder proposal regarding a board committee on sustainability; (v) AGAINST the shareholder proposal to require an independent board chairman and (vi) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

Revoking Your Proxy. If you are a registered shareholder (meaning, a shareholder who holds share certificates issued in his or her name and therefore appears on the share register) and have executed a proxy, you may revoke or change your proxy at any time before it is exercised by (i) executing and delivering a later-dated proxy card to our corporate secretary prior to the Annual Meeting; (ii) delivering written notice of revocation of the proxy to our corporate secretary prior to the Annual Meeting; or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If you voted by telephone or the Internet and wish to change your vote, you may call the toll-free number or go to the Internet site, as may be applicable in the case of your earlier vote, and follow the directions for revoking or changing your vote. If your shares are held in the name of a broker, bank or other holder of record, you should follow the voting instructions you receive from the holder of record to revoke or change your vote.

Vote Required. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Starbucks common stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

We have adopted majority voting procedures for the election of directors in uncontested elections. If a quorum is present, a nominee for election to a position on the board of directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee. The term of any incumbent director who does not receive a majority of votes cast in an election held under the majority voting standard terminates on the earliest to occur of (i) 90 days from the date on which the voting results of the election are certified; (ii) the date the board of directors fills the position; or (iii) the date the director resigns. If a quorum is present, approval of the advisory resolution on executive compensation, ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm and approval of the shareholder proposals, and any other matters that properly come before the meeting, require that the votes cast in favor of such actions exceed the votes cast against such actions. The following will not be considered votes cast and will not count towards the election of any director nominee or approval of the other proposals: (i) broker non-votes; (ii) a share whose ballot is marked as abstain; (iii) a share otherwise present at the Annual Meeting but for which there is an abstention; and (iv) a share otherwise present at the Annual Meeting as to which a shareholder gives no authority or direction.

6	Starbucks Corporation	2015 Proxy Statement

PROXY STATEMENT

Unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on any of the matters to be considered at the Annual Meeting other than the ratification of our independent registered public accounting firm. Please vote your proxy so your vote can be counted. Proxies and ballots will be received and tabulated by Broadridge Financial Services, our inspector of elections for the Annual Meeting.

Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible by:

using the Internet at www.proxyvote.com	calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903
scanning this QR code to vote with your mobile device	mailing your signed proxy or voting instruction form

Starbucks Corporation	2015 Proxy Statement	7

PROPOSAL 1 — ELECTION OF DIRECTORS

Our board of directors currently has twelve members. Under our bylaws, the number of directors may be changed at any time by a resolution of the board of directors. Each of the twelve current directors was elected at the 2014 Annual Meeting, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating/Governance Committee”). The terms of all the directors expire upon the election and qualification of the directors to be elected at the Annual Meeting. The board of directors has nominated all twelve of the current directors for election at the Annual Meeting, to serve until the 2016 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of the nominees, as listed below, each of whom has consented to serve as a director if elected. If, at the time of the Annual Meeting, any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the board of directors, unless the board chooses to reduce its own size. The board of directors has no reason to believe that any of the nominees will be unable or will decline to serve if elected. Proxies cannot be voted for more than twelve persons since that is the total number of nominees.

Set forth below is certain information furnished to us by the director nominees. There are no family relationships among any of our current directors or executive officers. None of the corporations or other organizations referenced in the biographical information below is a parent, subsidiary or other affiliate of Starbucks.

We believe that our directors should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in board activities and other traits discussed below in “Our Director Nominations Process.” We also endeavor to have a board representing a range of skills and depth of experience in areas that are relevant to and contribute to the board’s oversight of the Company’s global activities. Following the biographical information for each director nominee, we describe the key experience, qualifications and skills our directors bring to the board that, for reasons discussed below, are important in light of Starbucks businesses and structure. The board considered these experiences, qualifications and skills and the directors’ other qualifications in determining to recommend that the directors be nominated for election.

●	Food and beverage industry experience. As the premier roaster, marketer and retailer of specialty coffee in the world, we seek directors who have knowledge of and experience in the food and beverage industry, which is useful in understanding the products that we develop and our licensing operations.

●	Consumer products and foodservice experience. We seek directors with expertise in consumer products and foodservice as we continue to increase our focus on expanding our Channel Development business on a global scale.

●	Brand marketing experience. Brand marketing experience is important for our directors to have because of the importance of image and reputation in the specialty coffee business and our objective to maintain Starbucks standing as one of the most recognized and respected brands in the world.

●	International operations and distribution experience. Starbucks has a strong global presence with operations in 66 countries around the world (as of the date of this proxy statement) and had approximately 50,000 partners (employees) employed outside the U.S. as of the end of fiscal 2014. Accordingly, international operations and distribution experience is important for our directors to have, especially as we continue to expand globally and develop new channels of distribution.

●	Domestic and international public policy experience. We believe that it is important for our directors to have domestic and international public policy experience in order to help us address significant public policy issues, adapt to different business and regulatory environments and facilitate our work with governments all over the world.

●	Digital and social media experience. As a consumer retail company, it is important for our directors to have digital and social media experience which can provide insight and perspective with respect to our marketing, sales and customer service functions.

●	Public company board experience. Directors who have served on other public company boards can offer advice and perspective with respect to board dynamics and operations, relations between the board and Starbucks management and other matters, including corporate governance, executive compensation and oversight of strategic, operational and compliance-related matters.

●	Senior leadership experience. We believe that it is important for our directors to have served in senior leadership roles at other organizations, which demonstrates strong abilities to motivate and manage others, to identify and develop leadership qualities in others and to manage organizations.

8	Starbucks Corporation	2015 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

NOMINEES

Howard Schultz

HOWARD SCHULTZ, 61, is the founder of Starbucks Corporation and serves as our chairman and chief executive officer. Mr. Schultz has served as chairman of the board of directors since our inception in 1985, and in January 2008, he reassumed the role of president and chief executive officer. From June 2000 to February 2005, Mr. Schultz also held the title of chief global strategist. From November 1985 to June 2000, he served as chairman of the board and chief executive officer. From November 1985 to June 1994, Mr. Schultz also served as president. From January 1986 to July 1987, Mr. Schultz was the chairman of the board, chief executive officer and president of Il Giornale Coffee Company, a predecessor to the Company. From September 1982 to December 1985, Mr. Schultz was the director of retail operations and marketing for Starbucks Coffee Company, a predecessor to the Company. Mr. Schultz previously served on the Board of Directors of Groupon, Inc. through April of 2012.

DIRECTOR QUALIFICATIONS:

●As the founder of Starbucks, Mr. Schultz has demonstrated a record of innovation, achievement and leadership. This experience provides the board of directors with a unique perspective into the operations and vision for Starbucks. Through his experience as the chairman and chief executive officer, Mr. Schultz is also able to provide the board of directors with insight and information regarding Starbucks strategy, operations and business. In addition, Mr. Schultz brings to the board more than 30 years of experience with Starbucks and extensive experience in the food and beverage industry, brand marketing and international distribution and operations.

William W. Bradley

WILLIAM W. BRADLEY, 71, has been a Starbucks director since June 2003. Since 2000, Senator Bradley has been a Managing Director of Allen & Company LLC, an investment banking firm. From 2001 until 2004, he acted as Chief Outside Advisor to McKinsey & Company’s non-profit practice. In 2000, Senator Bradley was a candidate for the Democratic nomination for President of the United States. He served as a Senior Advisor and Vice Chairman of the International Council of JP Morgan & Co. from 1997 through 1999. During that time, Senator Bradley also worked as an essayist for CBS Evening News, and as a Visiting Professor at Stanford University, the University of Notre Dame and the University of Maryland. Senator Bradley served in the U.S. Senate from 1979 until 1997, representing the State of New Jersey. Prior to serving in the U.S. Senate, he was an Olympic gold medalist in 1964, and from 1967 through 1977 he played professional basketball for the New York Knicks, during which time they won two world championships. Senator Bradley previously served on the Boards of Directors of Seagate Technology and Willis Group Holdings Limited and currently serves on the Board of Directors of QuinStreet, Inc.

DIRECTOR QUALIFICATIONS:

●Based on over 18 years in the U.S. Senate, Senator Bradley has a deep understanding of U.S. governmental and regulatory affairs, public policy and international relations. He is able to provide the board of directors with unique insights into Starbucks strategy, operations and business. Senator Bradley also has extensive experience in the private sector, including in consulting, financial services and media and communications. In addition, Senator Bradley brings to the board extensive experience as a director on the boards of other publicly traded companies, with knowledge in a number of important areas, including leadership and corporate governance.

Robert M. Gates

ROBERT M. GATES, 71, has been a Starbucks director since May 2012. In October 2013, Secretary Gates was elected to the National Executive Board of the Boy Scouts of America. In May 2014, he was named its National President for a two-year term. Secretary Gates served in numerous roles in the Executive Branch of the U.S. government for nearly half a century, culminating as Secretary of Defense from December 2006 to June 2011. In September 2011, Secretary Gates was named Chancellor of the College of William & Mary. From August 2002 to December 2006, he served as president of Texas A&M University. Secretary Gates has previously been a member of the Board of Directors of several companies, including Brinker International, Inc., NACCO Industries, Inc., Parker Drilling Company and the Board of Independent Trustees of the Fidelity Funds.

DIRECTOR QUALIFICATIONS:

●Secretary Gates’ extensive career in various leadership roles in the executive branch of government provides the board of directors with invaluable perspective on domestic and international issues and risks affecting Starbucks business throughout the world. The board of directors also benefits from his leadership experience at large institutions that deal with problem solving in which many, often conflicting, public and private cultural, political, economic and other interests are involved. Additionally, his experience as a member of the board of directors of several public companies, including his roles as the chair of audit committees, strengthens the depth of corporate governance and risk assessment knowledge of the board.

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Mellody Hobson

MELLODY HOBSON, 45, has been a Starbucks director since February 2005. Ms. Hobson has served as the President and a Director of Ariel Investments, LLC, a Chicago-based investment management firm since 2000, and as the Chairman since 2006 and a Trustee since 1993 of the mutual funds it manages. She previously served as Senior Vice President and Director of Marketing at Ariel Capital Management, Inc. from 1994 to 2000, and as Vice President of Marketing at Ariel Capital Management, Inc. from 1991 to 1994. Ms. Hobson works with a variety of civic and professional institutions, including serving as a Board Member of the Chicago Public Education Fund and as Chairman of After School Matters, which provides Chicago teens with high quality out-of-school time programs. Ms. Hobson also serves on the Boards of Directors of The Estee Lauder Companies, Inc. and DreamWorks Animation SKG, Inc., where she is Chairman of the Board. Additionally, she is on the Board of Governors of the Investment Company Institute. Ms. Hobson served on the Board of Directors of Groupon, Inc. through May 20, 2014.

DIRECTOR QUALIFICATIONS:

●As the president and a director of a large investment company, Ms. Hobson brings significant leadership, operational, investment and financial expertise to the board of directors. Ms. Hobson’s experience as an on-air CBS news contributor and analyst on finance and the economy provides insight into media and communications and public relations considerations. Ms. Hobson also brings to the board of directors valuable knowledge of corporate governance and similar issues from her service on other publicly traded companies’ boards of directors as well as her service on the Securities and Exchange Commission (“SEC”) Investment Advisory Committee, which advises the SEC on matters of concern to investors in the securities markets. In addition, Ms. Hobson has brand marketing experience through her service on the Board of Directors of DreamWorks Animation and The Estee Lauder Companies.

Kevin R. Johnson

KEVIN R. JOHNSON, 54, was appointed as our president and chief operating officer by our board of directors in January 2015 and has been a Starbucks director since March 2009. Mr. Johnson served as Chief Executive Officer of Juniper Networks, Inc., a leading provider of high-performance networking products and services, from September 2008 to December 2013. He also served on the Board of Directors of Juniper Networks from September 2008 through February 2014. Prior to joining Juniper Networks, Mr. Johnson served as President, Platforms and Services Division for Microsoft Corporation, a worldwide provider of software, services and solutions. Mr. Johnson was a member of Microsoft’s Senior Leadership Team and held a number of senior executive positions over the course of his 16 years at Microsoft. Prior to joining Microsoft in 1992, Mr. Johnson worked in International Business Machine Corp.’s systems integration and consulting business. He also serves on the Board of Directors of Auction.com.

DIRECTOR QUALIFICATIONS:

●Mr. Johnson has extensive experience in the technology industry and is able to provide the board of directors with his unique insights into platforms for global integration of information systems as well as the use of technology in our brand marketing and media and communications efforts. Through his various senior leadership positions, including his experience as Chief Executive Officer of Juniper Networks and extensive senior executive experience with a large, multinational company, Mr. Johnson also has experience with the challenges inherent in managing a complex organization, leading global businesses focused on both consumer and business needs and utilizing technology to drive business productivity and experience.

Olden Lee

OLDEN LEE, 73, has been a Starbucks director since June 2003. Mr. Lee also served as our interim executive vice president, Partner Resources from April 2009 to March 2010. Mr. Lee previously worked with PepsiCo, Inc., a global food, snack and beverage company, for 28 years in a variety of positions, including serving as Senior Vice President of human resources of its Taco Bell division and Senior Vice President and Chief Personnel Officer of its KFC division. Mr. Lee retired from PepsiCo in 1998. Since 1998, Mr. Lee has served as Principal of Lee Management Consulting, a management consulting firm he founded. Mr. Lee previously served on the Board of Directors of TLC Vision Corporation. He currently serves on the National Board of Advisors of Eller College of Management at the University of Arizona.

DIRECTOR QUALIFICATIONS:

●Through his prior experience as a senior human resources executive of a large, global food, snack and beverage company, Mr. Lee brings to the board experience in managing a complex international workforce in the food and beverage industry, as well as senior leadership experience. From this experience as well as his public company board experience, Mr. Lee offers the board of directors a unique perspective and insight into a number of important areas, including leadership, executive compensation, risk assessment, compliance and corporate governance. Mr. Lee also has significant experience in dealing with international operational and management issues.

10	Starbucks Corporation	2015 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Joshua Cooper Ramo

JOSHUA COOPER RAMO, 46, has been a Starbucks director since May 2011. Mr. Ramo is Vice Chairman of Kissinger Associates, a strategic advisory firm where he has been employed since 2005. He was previously the Managing Partner and a senior advisor for the Office of John L. Thornton, a corporate advisory specialist and an advisor to Goldman Sachs, from 2003 to 2005. Mr. Ramo spent his early career as a journalist, most recently with TIME magazine, from 1996 to 2003 serving as Senior Editor and Foreign Editor. He is a leading China scholar and has written several papers on China’s development that have been distributed in China and abroad. In 2008, Mr. Ramo served as China Analyst for NBC during the Summer Olympics in Beijing. He is the author of the New York Times best-selling book, The Age of the Unthinkable. Mr. Ramo has been a term member of the Council on Foreign Relations, Asia 21 Leaders Program, World Economic Forum’s Young Global Leaders and Global Leaders for Tomorrow, and co-founder of the U.S. - China Young Leaders Forum. He also serves on the Board of Directors and Audit Committee of FedEx Corporation.

DIRECTOR QUALIFICATIONS:

●Mr. Ramo’s broad international experience provides the board of directors with his unique insights related to Starbucks strategy, operations and business as a global company. Mr. Ramo brings to the board significant domestic and international public policy experience and media and communications experience from his career as a journalist and author and service with several international non-governmental organizations as well as public company board experience. Mr. Ramo has extensive knowledge in a number of important areas, including innovative problem-solving related to global risks and opportunities, particularly with regard to China.

James G. Shennan, Jr.

JAMES G. SHENNAN, JR., 73, has been a Starbucks director since March 1990. Mr. Shennan served as a General Partner of Trinity Ventures, a venture capital organization, from September 1989 to July 2005, when he became General Partner Emeritus. Prior to joining Trinity Ventures, he served as the Chief Executive of Addison Consultants, Inc., an international marketing services firm, and two of its predecessor companies. Mr. Shennan previously served on the Board of Directors of P.F. Chang’s China Bistro, Inc. until July of 2012.

DIRECTOR QUALIFICATIONS:

●As a member of our board of directors since 1990, Mr. Shennan brings valuable knowledge of Starbucks culture, operations and development into a worldwide brand to the board of directors. In addition, Mr. Shennan provides the benefits of service on the boards of other publicly traded companies, including food and beverage industry experience and board leadership experience from his service as the lead independent director of P.F. Chang’s China Bistro and extensive knowledge of executive compensation and corporate governance issues. Mr. Shennan also brings to the board brand marketing experience, international distributions and operations experience and finance experience from his roles with Trinity Ventures, Addison Consultants and Procter & Gamble.

Clara Shih

CLARA SHIH, 33, has been a Starbucks director since December 2011. Ms. Shih is Chief Executive Officer and a Board Member of Hearsay Social, Inc., an enterprise software company serving Fortune 500 brands that she co-founded in August 2009. From June 2006 to June 2009, she served as Product Management Director, AppExchange of salesforce.com, inc., an enterprise software company. From 2004 to 2006, she served as Associate, Strategy and Business Operations for Google, Inc. Previously, Ms. Shih was a software engineer at Microsoft Corporation. Ms. Shih, the creator of the first business application on Facebook, is the author of The Facebook Era, a marketing textbook at Harvard Business School. In 2011, she was named one of Businessweek’s Top Young Entrepreneurs, one of Fortune’s Most Powerful Women Entrepreneurs and one of CNN Money’s “40 under 40: Ones to Watch.”

DIRECTOR QUALIFICATIONS:

●Ms. Shih brings to the board digital and social media expertise, brand marketing, innovation and entrepreneurial experience from her position with Hearsay Social, as well as her prior experience at other technology companies. She provides unique insights to Starbucks related to technology innovation and growth of business on social networking sites across marketing, sales, customer service, recruiting and R&D functions.

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Javier G. Teruel

JAVIER G. TERUEL, 64, has been a Starbucks director since September 2005. Mr. Teruel served as Vice Chairman of Colgate-Palmolive Company, a consumer products company, from July 2004 to April 2007, when he retired. Prior to being appointed Vice Chairman, Mr. Teruel served as Colgate-Palmolive’s Executive Vice President responsible for Asia, Central Europe, Africa and Hill’s Pet Nutrition. After joining Colgate in Mexico in 1971, Mr. Teruel served as Vice President of Body Care in Global Business Development in New York and President and General Manager of Colgate-Mexico. He also served as President of Colgate-Europe, and as Chief Growth Officer responsible for the company’s growth functions. Mr. Teruel currently serves as a Partner of Spectron Desarrollo, SC, an impact investment and consulting firm and as Chairman of Alta Growth Capital, a private equity firm. He previously served on the Boards of Directors of The Pepsi Bottling Group, Inc. and Corporaciòn Geo S.A.B. de C.V. He currently serves on the Boards of Directors of J.C. Penney Company, Inc. and the Nielsen Company B.V.

DIRECTOR QUALIFICATIONS:

●Mr. Teruel brings to the board extensive brand marketing experience and international distribution and operations experience from his various executive roles at a large, multinational consumer products company, including considerable product development, merchandising and marketing skills and perspectives. His international background provides unique insights relevant to Starbucks strategy, operations and business as a global company. Through his senior leadership and public company board experience, Mr. Teruel also possesses extensive knowledge in a number of important areas, including leadership, finance and risk assessment.

Myron E. Ullman, III

MYRON E. ULLMAN, III, 68, has been a Starbucks director since January 2003. Mr. Ullman has served as Chief Executive Officer and a member of the Board of Directors of J.C. Penney Company, Inc., a chain of retail department stores, since April 2013. Mr. Ullman previously served as Executive Chairman of J.C. Penney Company, Inc., from November 2011 to January 2012, and as the Chairman of the Board of Directors and Chief Executive Officer from December 2004 to November 2011. Mr. Ullman served as Directeur General, Group Managing Director of LVMH Möet Hennessy Louis Vuitton, a luxury goods manufacturer and retailer, from July 1999 to January 2002. From January 1995 to June 1999, he served as Chairman and Chief Executive Officer of DFS Group Limited, a retailer of luxury branded merchandise. From 1992 to 1995, Mr. Ullman served as Chairman and Chief Executive Officer of R.H. Macy & Co., Inc. Mr. Ullman previously served on the Boards of Directors for Ralph Lauren Corporation, Taubman Centers, Saks, Inc. and Pzena Investment Management, Inc. He served as the Chairman of the Federal Reserve Bank of Dallas through the end of 2013.

DIRECTOR QUALIFICATIONS:

●Through Mr. Ullman’s senior leadership and public company board experience with U.S. and international retailers, he brings to the board of directors extensive knowledge in important areas, including leadership of global businesses, finance, executive compensation, risk assessment and compliance. He also brings to the board brand marketing experience and international distribution and operations experience from his roles at major U.S. and international retailers, as well as insights and perspectives from positions he has held in the technology and real estate industries and the public sector. Mr. Ullman’s experiences as chairman and chief executive officer of various entities during his career provide the board of directors with insight into the challenges inherent in managing a complex organization.

Craig E. Weatherup

CRAIG E. WEATHERUP, 69, has been a Starbucks director since February 1999. Mr. Weatherup worked for PepsiCo, Inc. for 24 years and served as Chief Executive Officer of its worldwide Pepsi-Cola business and President of PepsiCo, Inc., retiring in 1999. He also led the initial public offering of The Pepsi Bottling Group, Inc., where he served as Chairman and Chief Executive Officer from March 1999 to January 2003. Mr. Weatherup also serves on the Board of Directors of Macy’s, Inc.

DIRECTOR QUALIFICATIONS:

●Through Mr. Weatherup’s public company board experience from his service on the board of directors of Macy’s, as well as his prior senior leadership experience as a chairman and chief executive officer, he is able to bring to the board of directors extensive knowledge in important areas, including finance, leadership, executive compensation, corporate governance, risk assessment and compliance. In addition, Mr. Weatherup brings to the board food and beverage industry experience, as well as brand marketing experience and international distribution and operations experience from his prior role as chief executive officer of a large, global food and beverage business. Mr. Weatherup also possesses valuable knowledge of and insight into Starbucks business and operations from his 15 years of service as a member of our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

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CORPORATE GOVERNANCE

BOARD LEADERSHIP

The board of directors is responsible for overseeing the exercise of corporate power and seeing that Starbucks business and affairs are managed to meet the Company’s stated goals and objectives and that the long-term interests of the shareholders are served.

Howard Schultz currently serves as the chairman of the board and our chief executive officer. On November 8, 2011, the independent directors of the board elected Craig Weatherup, a non-employee independent director, to serve as the presiding (lead) independent director pursuant to our Corporate Governance Principles and Practices. Mr. Weatherup’s term as presiding independent director expires at the board meeting immediately following the 2016 Annual Meeting of Shareholders. Mr. Weatherup will not be eligible to be elected for a subsequent term as presiding independent director, as directors are limited to serving two consecutive two-year terms in that role.

Our board leadership structure supports the independence of our non-management directors. The independent directors meet in an executive session at each board meeting, and each of the standing board committees (discussed below) is comprised solely of and led by independent directors. The presiding independent director presides at the scheduled executive sessions of independent directors as well as all meetings of the board at which the chairman is not present. The presiding independent director and the chairman each have the authority to call meetings of the independent directors and the entire Board. Pursuant to our Corporate Governance

Principles and Practices, the duties of the presiding independent director also include:

●	serving as a liaison between the independent directors and the chairman of the board;

●	approving the scheduling of board meetings, as well as the agenda and materials for each board meeting and executive session of the independent directors;

●	approving and coordinating the retention of advisors and consultants to the board; and

●	such other responsibilities as the independent directors may designate from time to time.

The board believes that combining the chairman and chief executive officer positions is currently the most effective leadership structure for Starbucks given Mr. Schultz’s in-depth knowledge of Starbucks business and industry and his ability to formulate and implement strategic initiatives. Mr. Schultz is intimately involved in positioning Starbucks for on-going global growth, working closely with the Company’s senior leadership team to ensure continued disciplined growth and operational excellence around the world. Mr. Schultz is thus in a position to elevate the most critical business issues for consideration by the independent directors of the board. In addition, having a combined chairman and chief executive officer enables Starbucks to speak with a unified voice to shareholders, customers and other stakeholders. The board believes that the combination of the chairman and chief executive officer roles as part of a governance structure that includes a presiding independent director, as well as the exercise of key board oversight responsibilities by independent directors, provides an effective balance for the management of the Company in the best interest of Starbucks shareholders.

RISK OVERSIGHT

The board of directors has overall responsibility for risk oversight, including, as part of regular board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the board of directors in reviewing Starbucks business strategy is an integral aspect of the board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.

While the full board has overall responsibility for risk oversight, the board has delegated oversight responsibility related to certain risks to the Audit and Compliance Committee (the “Audit Committee”) and the Compensation and Management Development Committee (the “Compensation Committee”). The Audit Committee is

responsible for reviewing the Company’s risk assessment and risk management policies, as well as discussing the major risk exposures Starbucks faces and the steps management takes to monitor and control such exposures. The Audit Committee receives regular reports from management including our chief compliance officer and vice president, Internal Audit on risks facing the Company at its regularly scheduled meetings and other reports as requested by the Audit Committee from time to time. The Compensation Committee is responsible for reviewing and overseeing the management of any potential material risks related to Starbucks compensation policies and practices. The Compensation Committee reviews a summary and assessment of such risks annually and in connection with discussions of various compensation elements and benefits throughout the year.

The board’s role in risk oversight has not had any effect on the board’s leadership structure.

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AFFIRMATIVE DETERMINATIONS REGARDING DIRECTOR
INDEPENDENCE AND OTHER MATTERS
Our board of directors has determined that each of the following director nominees is an “independent director” as such term is defined under NASDAQ rules:

William W. Bradley	James G. Shennan, Jr.
Robert M. Gates	Clara Shih
Mellody Hobson	Javier G. Teruel
Kevin R. Johnson*	Myron E. Ullman, III
Olden Lee	Craig E. Weatherup
Joshua Cooper Ramo

*	Mr. Johnson was an independent member of the board of directors, the chair of the Compensation Committee and a member of the Audit Committee until his appointment as president and chief operating officer of Starbucks in January 2015, after which time he continued to serve as a non-independent member of the board of directors.

Prior to his appointment as president and chief operating officer, in determining that Mr. Johnson was independent, the board of directors considered his position as an officer and director of a public company, for a portion of fiscal 2014, from which Starbucks purchased equipment in fiscal 2014, in an amount less than 1% of the annual revenues of such company. In determining that Mr. Lee is independent, the board of directors considered that he previously served, at the request of Starbucks, as our interim executive vice president, Partner Resources. Mr. Lee served in this interim role for less than a year from April 2009 to March of 2010. The board of directors determined that neither of these relationships constitutes a “related-person transaction” under applicable SEC rules or would interfere with the directors’ exercise of independent judgment in carrying out their responsibilities as directors.

BOARD COMMITTEES AND RELATED MATTERS

During fiscal 2014, our board of directors had three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Governance Committee. The board of directors makes committee and committee chair assignments annually at its meeting immediately preceding the annual meeting of shareholders, although further changes to committee assignments are made from time to time as deemed appropriate by the board. The committees operate pursuant to written charters, which are available on our website at www.starbucks.com/about-us/company-information/corporate-governance.

The current composition of each board committee is set forth below.

Director	Audit and Compliance Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee	Board of Directors
Howard Schultz				Chair
William W. Bradley			X	X
Robert M. Gates			X	X
Mellody Hobson	Chair			X
Kevin R. Johnson				X
Olden Lee		X		X
Joshua Cooper Ramo	X		X	X
James G. Shennan, Jr.		X	Chair	X
Clara Shih		X	X	X
Javier G. Teruel	X	X		X
Myron E. Ullman, III		Chair		X
Craig E. Weatherup	X		X	X
Fiscal 2014 Meetings	10	6	6	8

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS,
ANNUAL MEETING

During fiscal 2014, each director attended at least 75% of all meetings of the board and board committees on which he or she served (held during the period that such director served). Our Corporate Governance Principles and Practices require each board member to attend our annual meeting of shareholders except for absences due to causes beyond the reasonable control of the director. All of the directors who then served on the board attended our 2014 Annual Meeting of Shareholders.

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CORPORATE GOVERNANCE

AUDIT AND COMPLIANCE COMMITTEE

The Audit Committee annually reviews and reassesses the adequacy of its charter. As more fully described in its charter, the primary responsibilities of the Audit Committee are to:

●	oversee our accounting and financial reporting processes, including the review of the Company’s quarterly and annual financial results;

●

appoint the Company’s independent registered public accounting firm and oversee the relationship; including monitoring the auditor’s independence and reviewing the scope of the auditor’s work, including preapproval of audit and non-audit services;

●	review the annual audit and quarterly review processes with management and the independent registered public accounting firm;

●	review management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and the independent registered public accounting firm’s related attestation;

●	oversee the Company’s internal audit function, including review of internal audit staffing and review of the internal audit plan;
●	review and approve or ratify all transactions with related persons and potential conflicts of interests that are required to be disclosed in the proxy statement; and

●	review the Company’s risk assessment and risk management policies.

Each of Ms. Hobson and Messrs. Ramo, Teruel and Weatherup currently (i) meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an “independent director” as defined by NASDAQ rules; and (ii) meets NASDAQ’s financial knowledge and sophistication requirements. Mr. Johnson met such criteria during the entire time he served on the Audit Committee and ceased to serve on the Audit Committee prior to his appointment as our president and chief operating officer in January 2015. Each of Ms. Hobson and Messrs. Teruel and Weatherup have been determined by the board of directors to be an “audit committee financial expert” under SEC rules. The “Audit and Compliance Committee Report” describes in more detail the Audit Committee’s responsibilities with regard to our financial statements and its interactions with our independent auditor, Deloitte & Touche LLP.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Compensation Committee annually reviews and reassesses the adequacy of its charter. As more fully described in its charter, the primary responsibilities of the Compensation Committee are to:

●	conduct an annual review of and recommend to the independent directors of the board for their review and approval the compensation package for the chairman and chief executive officer;

●	conduct an annual review and approve the compensation package for the Company’s executive officers and senior officers (as defined in its charter);

●

annually review and approve objective performance measures and performance targets for all executive officers and senior officers participating in the annual incentive bonus plan and long-term incentive plans, and certify achievement of performance measures after the measurement period;

●	approve, modify and administer partner-based equity plans, the Executive Management Bonus Plan and deferred compensation plans;

●

after consulting with the independent directors, together with the chair of the Nominating/Governance Committee, the chair of the Compensation Committee annually reviews the performance of our chairman and chief executive officer and meets with him to share the findings of the review;

●	annually review and approve our management development and succession planning practices and strategies;

●	annually review and approve the Company’s peer group companies and review market data;
●	provide recommendations to the board of directors on compensation-related proposals to be considered at the Company’s annual meeting, including Say-on-Pay and any related shareholder feedback;

●	determine management stock ownership guidelines and periodically review ownership levels for compliance; and

●	annually review a report from management regarding potential material risks, if any, created by the Company’s compensation policies and practices and inform the board of any necessary actions.

Messrs. Johnson, Lee, Shennan, Teruel and Ullman and Ms. Shih served on the Compensation Committee during fiscal 2014. Mr. Johnson ceased membership on the Compensation Committee prior to his appointment as our president and chief operating officer in January 2015. At least annually, the Compensation Committee reviews and approves our executive compensation strategy and principles to confirm that they are aligned with our business strategy and objectives, shareholder interests, desired behaviors and corporate culture.

The Compensation Committee’s charter allows it to delegate its authority to subcommittees of the committee, as may be necessary or appropriate. In March 2010, the Compensation Committee formed a special subcommittee, the Performance Compensation Subcommittee (the “Subcommittee”), which is responsible for establishing, administering, reviewing and approving any award intended to qualify for the “performance-based compensation” exception of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The Subcommittee may establish, administer, review and approve any compensation or compensatory award as may be requested by the

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Compensation Committee from time to time. The current composition of the Subcommittee is: Messrs. Shennan, Teruel and Ullman and Ms. Shih. Each member of the Subcommittee meets applicable independence requirements as prescribed by NASDAQ, the SEC and the IRS. Since Mr. Lee was an executive officer of the Company for a period of time, he does not sit on the Subcommittee and does not vote on performance-based compensation. Since March 2010, all decisions related to performance-based compensation were made by the Subcommittee.

Management’s Role in the Executive Compensation Process
Mr. Schultz, our chairman and chief executive officer, Scott Pitasky, our executive vice president, chief Partner Resources officer and other key members of our human resources function (“Partner Resources”) each help support the Compensation Committee’s executive compensation process and regularly attend portions of committee meetings. As part of the executive compensation process, Mr. Schultz provides his perspective to the Compensation Committee regarding the performance of his Senior Leadership Team, which includes all of our executive officers and certain other senior officers of the Company. Members of the Partner Resources team present recommendations to the Compensation Committee on the full range of annual executive compensation decisions, including (i) annual and long-term incentive compensation programs; (ii) target competitive positioning of executive compensation; and (iii) target total direct compensation for each executive officer. These recommendations are developed in consultation with Mr. Schultz and are accompanied by market data provided by the Company’s compensation consultant, Towers Watson & Co. (“Towers Watson”).

In accordance with NASDAQ rules, Mr. Schultz was not present when his compensation was being discussed or approved and did not vote on executive compensation matters, and neither he nor other members of management attended executive sessions of the Compensation Committee.

The Role of Consultants in the Executive Compensation Process
For fiscal 2014, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its outside independent compensation consultant. The Compensation Committee’s consultant regularly attends committee meetings and attends executive sessions as requested by the Compensation Committee’s chair. Without the Compensation Committee’s prior approval, F.W. Cook will not perform any services for Starbucks management, although the Compensation Committee has directed that F.W. Cook work in cooperation with management as required to gather and review information necessary to carry out its obligations. During fiscal 2014, F.W. Cook did not perform any services for Starbucks other than making recommendations with respect to executive compensation under its engagement by the Compensation Committee. Its tasks also included reviewing, validating and providing input on information, programs and recommendations made by management and Towers Watson.

For more information about the Compensation Committee’s activities, see “Compensation Discussion and Analysis” and “Compensation Committee Report.”

Compensation Committee Interlocks and Insider Participation
Messrs. Johnson, Lee, Shennan, Teruel and Ullman and Ms. Shih served on the Compensation Committee during fiscal 2014. Mr. Johnson served on the Compensation Committee until his appointment as our president and chief operating officer in January 2015. As discussed above, Mr. Lee served as our interim executive vice president, Partner Resources for a portion of fiscal 2010. Mr. Lee rejoined the Compensation Committee in April 2010 as an independent director under the applicable NASDAQ independence requirements.

Compensation Consultant Independence
In furtherance of maintaining the independence of the Compensation Committee’s compensation consultant, the Committee has the sole authority to retain, terminate and obtain the advice of F.W. Cook (at the Company’s expense). Further, as discussed above, the Compensation Committee’s compensation consultant will not perform any services for Starbucks management unless approved in advance by the Committee.

In connection with its engagement of F.W. Cook, the Compensation Committee considered various factors bearing upon F.W. Cook’s independence including, but not limited to, the amount of fees received by F.W. Cook from Starbucks as a percentage of F.W. Cook’s total revenue, F.W. Cook’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact F.W. Cook’s independence. After reviewing these and other factors, the Compensation Committee determined that F.W. Cook was independent and that its engagement did not present any conflicts of interest. F.W. Cook also determined that it was independent from management and confirmed this in a written statement delivered to the Chair of the Compensation Committee.

SUCCESSION PLANNING

Senior Management Succession Planning
In light of the critical importance of executive leadership to Starbucks success, we have an annual succession planning process. This process is enterprise wide for managers up to and including our chief executive officer.

Our board of directors’ involvement in our annual succession planning process is outlined in our Corporate Governance Principles and Practices. The Principles provide that each year, the chair of the Compensation Committee, together with the chairman and chief executive officer, will review succession plans with the board, and

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CORPORATE GOVERNANCE

provide the board with a recommendation as to succession in the event of each senior officer’s termination of employment with Starbucks for any reason (including death or disability).

Our Compensation Committee, pursuant to its charter, annually reviews and discusses with the panel of independent directors of the board the performance of the executive officers and senior officers of the Company and the succession plans for each such officer’s position including recommendations and evaluations of potential successors to fill these positions. The Compensation Committee also conducts an annual review of, and provides approval for, our management development and succession planning practices and strategies.

ceo Succession Planning
Mr. Schultz provides an annual review to the board of directors assessing the members of the Senior Leadership Team and their potential to succeed him. This review, which is developed in consultation with our executive vice president, chief Partner Resources officer, and the chair of our Compensation Committee, includes a discussion about development plans for the Company’s executive officers and senior officers to help prepare them for future succession and contingency plans in the event of our ceo’s termination of employment with Starbucks for any reason (including death or disability) as well as our ceo’s recommendation as to his successor. The full board has the primary responsibility to develop succession plans for the ceo position.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating/Governance Committee annually reviews and reassesses the adequacy of its charter. As described more fully in its charter, the Nominating/Governance Committee is responsible for providing leadership with respect to the corporate governance of Starbucks and advising and making recommendations to the board of directors regarding candidates for election as directors of the Company. Among its specific duties, the Nominating/ Governance Committee:

●makes recommendations to the board about our corporate governance processes;

●assists in identifying and screening board candidates;

●administers the Director Nominations Policy;

●considers shareholder nominations to the board;

●makes recommendations to the board regarding membership and chairs of the board’s committees;

●oversees the annual evaluation of the effectiveness of the board and each of its committees;
●biennially recommends the board’s presiding independent director;

●biennially reviews the type and amount of board compensation for independent directors;

●annually reviews the Company’s corporate political contributions and expenditures to confirm alignment with Company policies and values; and

●annually reviews and assesses the effectiveness of the Company’s environmental and social responsibility policies, goals and programs through the annual Global Responsibility Report, and makes recommendations as deemed appropriate based on such review and assessment.

The Nominating/Governance Committee also annually assists the board of directors with its affirmative independence and expertise determinations. After consulting with the panel of independent directors, together with the chair of the Compensation Committee, the chair of the Nominating/Governance Committee annually reviews the performance of our chairman and chief executive officer and meets with him to share the findings of the review.

OUR DIRECTOR NOMINATIONS PROCESS

Our Policy on Director Nominations is available at www.starbucks.com/about-us/company-information/ corporate-governance. The purpose of the nominations policy is to describe the process by which candidates are identified and assessed for possible inclusion in our recommended slate of director nominees (the “candidates”). The nominations policy was approved by the full board of directors and is administered by the Nominating/Governance Committee.

Minimum Criteria for Board Members
Each candidate must possess at least the following specific minimum qualifications:

●each candidate shall be prepared to represent the best interests of all shareholders and not just one particular constituency;
●each candidate shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field;

●no candidate, or family member (as defined in NASDAQ rules) or affiliate or associate (as defined in federal securities laws) of a candidate, shall have any material personal, financial or professional interest in any present or potential competitor of Starbucks;

●each candidate shall be prepared to participate fully in board activities, including active membership on at least one board committee and attendance at, and active participation in, meetings of the board and the committee(s) of which he or she is a member, and not have other personal or professional commitments that

Starbucks Corporation	2015 Proxy Statement	17

would, in the Nominating/Governance Committee’s sole judgment, interfere with or limit his or her ability to do so; and

●each candidate shall be willing to make, and financially capable of making, the required investment in our stock in the amount and within the time frame specified in the director stock ownership guidelines described in this proxy statement.

Desirable Qualities and Skills
In addition, the Nominating/Governance Committee also considers it desirable that candidates possess the following qualities or skills:

●each candidate should contribute to the board of directors’ overall diversity — diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics;

●each candidate should contribute positively to the existing chemistry and collaborative culture among board members; and

●each candidate should possess professional and personal experiences and expertise relevant to our goal of being one of the world’s leading consumer brands. At this stage of our development, relevant experiences might include, among other things, sitting CEO of a large global company, large-company CEO experience, international CEO experience, senior-level international experience, senior-level multi-unit small box retail or restaurant experience and relevant senior-level expertise in one or more of the following areas: finance, accounting, sales and marketing, organizational development, information technology, social media and public relations.

The Nominating/Governance Committee is responsible for reviewing the appropriate skills and characteristics required of directors in the context of prevailing business conditions and existing competencies on the board, and for making recommendations regarding the size and composition of the board, with the objective of having a board that brings to Starbucks a variety of perspectives and skills derived from high quality business and professional experience. The Nominating/Governance Committee’s review of the skills and experience it seeks in the board as a whole, and in individual directors, in connection with its review of the board’s composition, enables it to assess the effectiveness of its goal of achieving a board with a diversity of experiences. The Nominating/Governance Committee considers these criteria when evaluating director nominees in accordance with the procedures set forth below.

Internal Process for Identifying Candidates
The Nominating/Governance Committee has two primary methods for identifying candidates (other than those proposed by shareholders, as discussed below). First, on a periodic basis, the Nominating/Governance Committee solicits ideas for possible candidates from a number of sources: members of the board; senior-level Starbucks executives; individuals personally known to the members of the board; and research, including database and Internet searches.

Second, the Nominating/Governance Committee may from time to time use its authority under its charter to retain at our expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms). If the Nominating/Governance Committee retains one or more search firms, they may be asked to identify possible candidates who meet the minimum and desired qualifications expressed in the nominations policy, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the board of directors, the Nominating/Governance Committee and each candidate during the screening and evaluation process, and thereafter to be available for consultation as needed by the Nominating/Governance Committee.

The nominations policy divides the process for candidates proposed by shareholders into the general nomination right of all shareholders and proposals by “qualified shareholders” (as described below).

General Nomination Right of All Shareholders
Any registered shareholder may nominate one or more persons for election as a director at an annual meeting of shareholders if the shareholder complies with the advance notice, information and consent provisions contained in our bylaws. See “Proposals of Shareholders” below for more information.

The procedures described in the next paragraph are meant to establish an additional means by which certain shareholders can contribute to our process for identifying and evaluating candidates and is not meant to replace or limit shareholders’ general nomination rights in any way.

Director Recommendations by Qualified Shareholders
In addition to those candidates identified through its own internal processes, in accordance with the nominations policy, the Nominating/Governance Committee will evaluate a candidate proposed by any single shareholder or group of shareholders that has beneficially owned more than 5% of our common stock for at least one year (and will hold the required number of shares through the annual meeting of shareholders) and that satisfies the notice, information and consent provisions in the nominations policy (a “qualified shareholder”). Any candidate proposed by a qualified shareholder must be independent of the qualified shareholder in all respects as determined by the Nominating/Governance Committee or by applicable law. Any candidate submitted by a qualified shareholder must also meet the definition of an “independent director” under NASDAQ rules.

In order to be considered by the Nominating/Governance Committee for an upcoming annual meeting of shareholders, notice from a qualified shareholder

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CORPORATE GOVERNANCE

regarding a potential candidate must be received by the Nominating/ Governance Committee not less than 120 calendar days before the anniversary of the date of our proxy statement released to shareholders in connection with the previous year’s annual meeting.

Evaluation of Candidates
The Nominating/Governance Committee will consider and evaluate all candidates identified through the processes described above, including incumbents and candidates proposed by qualified shareholders, based on the same criteria.

Future Revisions to the Nominations Policy
The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of our director nominations process. The Nominating/Governance Committee intends to review the nominations policy at least annually and anticipates that modifications will be necessary from time to time as our needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating/Governance Committee may amend the nominations policy at any time, in which case the most current version will be available on our website.

CORPORATE GOVERNANCE MATERIALS AVAILABLE ON THE STARBUCKS WEBSITE

Our Corporate Governance Principles and Practices are intended to provide a set of flexible guidelines for the effective functioning of the board of directors and are reviewed regularly and revised as necessary or appropriate in response to changing regulatory requirements, evolving best practices and other considerations. They are posted on the Corporate Governance section of our website at www.starbucks.com/about-us/company-information/ corporate-governance.

In addition to our Corporate Governance Principles and Practices, other information relating to corporate governance at Starbucks is available on the Corporate Governance section of our website, including:

●Restated Articles of Incorporation

●Amended and Restated Bylaws

●Audit and Compliance Committee Charter

●Compensation and Management Development Committee Charter
●Nominating and Corporate Governance Committee Charter

●Policy on Director Nominations

●Standards of Business Conduct (applicable to directors, officers and partners)

●Code of Ethics for CEO and Finance Leaders

●Procedure for Communicating Complaints and Concerns

●Audit and Compliance Committee Policy for Pre-Approval of Independent Auditor Services

You may obtain copies of these materials, free of charge, by sending a written request to: executive vice president, general counsel and secretary, Starbucks Corporation, 2401 Utah Avenue South, Mail Stop S-LA1, Seattle, Washington 98134. Please specify which documents you would like to receive.

CONTACTING THE BOARD OF DIRECTORS

The Procedure for Communicating Complaints and Concerns describes the manner in which interested persons can send communications to our board of directors, the committees of the board and to individual directors and describes our process for determining which communications will be relayed to board members. Interested persons may telephone their complaints and concerns by calling the Starbucks Audit line at 1-800-300-3205 or sending written communications to the board, committees of the board and individual directors by mailing those communications to our third-party service provider for receiving these communications at:

Starbucks Corporation
P.O. Box 34507
Seattle, Washington 98124

Shareholders may address their communication to an individual director, to the board of directors, or to one of our board committees.

Starbucks Corporation	2015 Proxy Statement	19

COMPENSATION OF DIRECTORS

FISCAL 2014 COMPENSATION PROGRAM FOR NON-EMPLOYEE DIRECTORS

For fiscal 2014, the annual compensation program for non-employee directors provided for a total of $240,000 per year comprised of one or more of the following (as selected by the director each year): (i) cash (up to 50%); (ii) stock options; and (iii) time-based restricted stock units (“RSUs”). The program has remained unchanged since fiscal 2012 in both amount and design. New non-employee directors are entitled to payment of a pro-rated portion of the annual non-employee director compensation based on the number of days remaining in the fiscal year from the date the director joins the board. Such compensation may be in the form of stock options, time-based restricted stock units or a combination thereof (as selected by the director). Our non-employee directors are expected to satisfy stock ownership guidelines of $480,000, as discussed below under the caption “Director Stock Ownership Guidelines.” Stock options have an exercise price equal to the closing market price of our common stock on the grant date. Annual stock option and RSU grants vest one year after the date of grant. Stock options and RSUs granted to non-employee directors generally cease vesting as of the date he or she no longer serves on the board of directors. However, unvested stock options (but not unvested RSUs) will vest in full upon a non-employee director’s death or retirement (defined as ceasing to be a director pursuant to election by the Company’s shareholders or by voluntary resignation with the approval of the board’s chair, and after attaining age 55 and at least six years of continuous board service) or upon a change in control of Starbucks. Six of the board’s ten current non-employee directors meet the retirement criteria.

Mr. Schultz does not participate in the compensation program for non-employee directors, but rather is compensated as an executive officer, as described in the “Compensation Discussion and Analysis” section of this proxy statement. Upon his appointment as our president and chief operating officer, Mr. Johnson ceased participation in the compensation program for non-employee directors.

FISCAL 2014 NON-EMPLOYEE DIRECTOR COMPENSATION
The following table shows fiscal 2014 compensation for non-employee directors.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)	($)(1)(2)	($)(3)(4)	($)
William W. Bradley	—	119,946	113,256	233,202
Robert M. Gates	—	239,973	—	239,973
Mellody Hobson	—	239,973	—	239,973
Kevin R. Johnson(5)	—	239,973	—	239,973
Olden Lee	—	—	226,587	226,587
Joshua Cooper Ramo	—	239,973	—	239,973
James G. Shennan, Jr.	—	239,973	—	239,973
Clara Shih	120,000	119,946	—	239,946
Javier G. Teruel	—	239,973	—	239,973
Myron E. Ullman, III	—	—	226,587	226,587
Craig E. Weatherup	—	—	226,587	226,587

(1)	The amounts shown in this column represent the aggregate grant date fair values of the restricted stock units (“RSU”) awarded to each of the non-employee directors on November 11, 2013.

(2)	As of September 28, 2014 the aggregate number of shares of Starbucks common stock underlying outstanding RSU awards for each non-employee director were: Sen. Bradley — 1,481, Sec. Gates — 2,963, Ms. Hobson — 2,963, Mr. Johnson — 2,963, Mr. Lee — 0, Mr. Ramo — 2,963, Mr. Shennan — 2,963, Ms. Shih — 1,481, Mr. Teruel — 2,963, Mr. Ullman — 0 and Mr. Weatherup — 0.

(3)	The amounts shown in this column represent the aggregate grant date fair values of the stock options awarded to each of the non-employee directors on November 11, 2013. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2014 Form 10-K (Note 12: Employee Stock and Benefit Plans).

(4)	As of September 28, 2014, the aggregate number of shares of Starbucks common stock underlying outstanding option awards for each non-employee director were: Sen. Bradley — 122,862; Sec. Gates — 0; Ms. Hobson — 153,825; Mr. Johnson — 11,695; Mr. Lee — 159,756; Mr. Ramo — 30,000; Mr. Shennan — 102,090; Ms. Shih — 3,348; Mr. Teruel — 264,175; Mr. Ullman — 244,036; and Mr. Weatherup — 244,036.

(5)	Mr. Johnson was an independent member of the board of directors, the chair of the Compensation Committee and a member of the Audit Committee until his appointment as president and chief operating officer of Starbucks in January 2015, after which time he continued to serve as a non-independent member of the board of directors.

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COMPENSATION OF DIRECTORS

Deferred Compensation Plans
In fiscal 2011, the board adopted a Deferred Compensation Plan for Non-Employee Directors under which non-employee directors may, for any fiscal year starting in fiscal 2012, irrevocably elect to defer receipt of shares of common stock the director would have received upon vesting of restricted stock units. The purpose of the plan is to enhance the Company’s ability to attract and retain non-employee directors with training, experience and ability who will promote the interests of the Company and to directly align the interests of such non-employee directors with the interests of the Company’s shareholders. Prior to 2006, non-employee directors could defer all or a portion of their compensation in the form of unfunded deferred stock units under the Directors Deferred Compensation Plan.

Director Stock Ownership Guidelines
The board of directors adopted stock ownership guidelines for non-employee directors in fiscal 2003 requiring a $200,000 level of ownership within four years. In June 2012, the board increased the guidelines to $480,000 to further align the interests of our non-employee directors to those of our shareholders. Directors initially appointed or elected to the board prior to January 1, 2011 were expected to meet the new guidelines by December 1, 2014. Directors initially appointed or elected after January 1, 2011 and prior to June 5, 2012 have five years from their appointment or election to meet the new guidelines. Directors appointed or elected after June 5, 2012 have four years from their date of appointment or election to meet the new guidelines. Stock options and RSUs do not count toward meeting the guidelines, but deferred stock units resulting from deferrals under the deferred compensation plans for directors described above do count toward meeting the guidelines. Each director is expected to continue to meet the ownership requirement for as long as he or she serves on our board. All non-employee directors have met these guidelines as of the date of this proxy statement.

Starbucks Corporation	2015 Proxy Statement	21

PROPOSAL 2 — ADVISORY RESOLUTION TO APPROVE OUR EXECUTIVE COMPENSATION

We are asking shareholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on the Company’s executive compensation as reported in this proxy statement.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the board of directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.

The board has adopted a policy providing for an annual “say-on-pay” advisory vote. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as

amended, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting of Shareholders:

RESOLVED, that the shareholders of Starbucks Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s Annual Meeting of Shareholders.

This advisory “say-on-pay” resolution is non-binding on the board of directors. Although non-binding, the board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the board modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2016 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

22	Starbucks Corporation	2015 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information on our executive compensation program and the amounts shown in the executive compensation tables that follow. In this proxy statement, the term “Named Executive Officers” or “NEOs” means our ceo and cfo, our coo (who served as cfo for a portion of fiscal 2014 prior to being promoted to coo and, as announced on January 8, 2015, is taking an extended unpaid leave (i.e., a Starbucks “Coffee Break” or sabbatical) from the Company effective

March 1, 2015), two of our business unit presidents and our general counsel. These six executive officers are named in the compensation tables of this proxy statement. “Compensation Committee” or “Committee” refers to the Compensation and Management Development Committee of the board of directors.

We refer to all of our employees as “partners,” due to the significant role they all play in the success of the Company.

EXECUTIVE SUMMARY

FINANCIAL HIGHLIGHTS
Starbucks delivered record results in fiscal 2014, increasing net revenue by 11% and non-GAAP operating income(1) by 25% year over year; 3-year cumulative total shareholder return (“TSR”) was 110%.

Starbucks delivered exceptional financial performance in fiscal 2014. Total net revenue increased 11% to a record $16.4 billion. Global comparable store sales grew 6% driven by a 3% increase in the number of transactions and a 3% increase in average ticket. In addition, we returned $1.6 billion to shareholders in the form of cash dividend payments and share repurchases in fiscal 2014. Starbucks results for fiscal 2014 demonstrate the continued strength of our global business model and our ability to successfully execute new growth initiatives in a disciplined manner.

11% Revenues	25% Operating Income[1]	110% 3-yr Cumulative TSR

(1) Fiscal 2014 non-GAAP operating income was $3,063.3 million and excludes a litigation credit reflecting a reduction to our estimated prejudgment interest payable as a result of paying our obligation under the Kraft Foods Global, Inc. (“Kraft”) arbitration matter earlier than anticipated ($20.2 million) as well as certain transaction costs incurred in fiscal 2014 related to the planned acquisition of Starbucks Japan and costs related to the sale of our Australia retail operations in fiscal 2014 ($2.4 million). Including these items, fiscal 2014 operating income was $3,081.1 million. Fiscal 2013 non-GAAP operating income was $2,458.7 million and excludes the impact of a charge in the amount of $2,784.1 million resulting from the conclusion of our arbitration with Kraft. Including the impact of this charge, fiscal 2013 operating loss was $325.4 million.

Starbucks Corporation	2015 Proxy Statement	23

Financial Results Under Incentive Plans

The charts below compare fiscal 2014, 2013 and 2012 results under financial performance metrics that are used in determining (i) payouts under our Executive Management Bonus Plan (“EMBP”) and (ii) the number of performance-based Restricted Stock Units (“performance RSUs”) earned. Note that these financial measures differ from the comparable GAAP measures reported in our financial statements, as the measures below are adjusted to exclude the impact of certain non-recurring and other items in accordance with the terms of our EMBP and our 2005 Long-Term Equity Incentive Plan.

Dollar amounts below, except per share data, are in millions. Additional detail on the adjustments made to these results are described above in the Proxy Statement Summary under “Financial Results Under Incentive Plans” on page 4.

Consolidated Adjusted Net Revenue	Consolidated Adjusted Operating Income

Return on Invested Capital (ROIC)	Adjusted Earnings Per Share (EPS)

Pay for Performance
Our executive compensation program reflects a strong pay for performance alignment tied with Company and business unit performance.

In line with our emphasis on pay-for-performance and our performance relative to our peers, compensation awarded to our NEOs for fiscal 2014 reflected Starbucks strong financial results.

Annual Incentive Plan:

●

Our ceo, coo, cfo and general counsel all earned EMBP awards at 111.5% of target, reflecting our strong performance against challenging overall Company goals based on adjusted operating income, adjusted net revenue and ROIC. Our two other NEOs are business unit presidents and earned 105.8% and 114.5% of target, respectively, primarily reflecting the strong performance of their businesses against these goals. For reference, earned awards at 100% of target are designed to approximate the market median, and maximum awards at 200% of target are designed to reward at top-quartile market levels.

Long-Term Incentive Awards:

●

Our Long-Term Incentive Awards are granted in the form of performance RSUs where the number of shares earned is dependent on the achievement of future EPS and ROIC goals; and stock options where the realizable value is dependent on future share price appreciation.

●

The values of the Long-Term Incentive Awards granted to our NEOs after the end of fiscal 2014 recognized the strong performance of our NEOs and the businesses for which our NEOs were responsible in fiscal 2014.

24	Starbucks Corporation	2015 Proxy Statement

EXECUTIVE COMPENSATION

Shared Success
Our partners share in the Company’s success.

In recognition of our record fiscal 2014 performance, our board of directors approved the following broad-based benefits.

●

Broad-Based Equity Program (“Bean Stock”): A long-term incentive grant of time-based RSUs was made in November 2014 to approximately 135,000 eligible non-executive partners in 22 markets around the world, including qualified part-time partners. Bean Stock participants include those partners that work in our stores and serve our customers directly. We refer to this broad-based equity program as our “Bean Stock” program.

	○	In fiscal 2014, Bean Stock participants realized approximately $210 million in pre-tax gains from previously-granted Bean Stock awards.

●	Future Roast 401(k) 2015 Starbucks Match: A match under the Starbucks Future Roast 401(k) plan for the calendar 2015 plan year was approved at 100% of the first 4% of eligible compensation deferred. The Starbucks Match is immediately 100% vested and is contributed to each participant’s 401(k) account each pay period along with their contributions.

●

College Achievement Plan: The Starbucks College Achievement Plan was launched in fiscal 2014. The Starbucks College Achievement plan provides eligible partners in the U.S. with the opportunity to earn a bachelor’s degree online from Arizona State University with discounted tuition for all four years and full tuition reimbursement in the junior and senior years. More than 1,000 partners have enrolled in the plan to date.

Shareholder Engagement
We actively engage with, and listen to, our shareholders.

For several years we have maintained a year-round shareholder engagement program in which we proactively reach out to our top shareholders throughout the year. Our engagement team consists of partners from our Total Pay, Legal and Investor Relations groups. In fiscal 2014, we reached out to our top shareholders and had dialogue, through a combination of meetings, calls and email exchanges, with 10 of our top 50 shareholders. Collectively, the holders we had conversations with held approximately 159 million shares representing approximately 20% of total shares outstanding (measured as of December 31, 2013).

Through our outreach program, we listen to shareholder feedback regarding our executive compensation program, disclosure practices and corporate governance. We share the feedback received during our engagement process with the Compensation Committee and our board of Directors. The Committee and board value our shareholders’ insights and consider their feedback, in addition to other factors, when formulating our executive compensation program design and making pay decisions.

In recent years, shareholder feedback has influenced certain of our compensation design changes, including the addition of ROIC as a performance measure under our EMBP, the replacement of EPS as a performance measure under our EMBP with adjusted net revenue (recognizing that EPS remains a performance measure under our performance RSUs), and the lengthening of the performance period under our performance RSU design from one year to two years.

Performance versus Peer Companies
We outperformed our entire peer group in three-year compound annual revenue growth, EPS* growth, and net income* growth and ranked towards the top of our peer group in the 1-year performance period in each of these metrics.
*	Starbucks results used for purposes of this comparison are reported GAAP results, except for fiscal 2013 EPS and net income results which exclude the impact of a significant litigation charge resulting from the conclusion of our arbitration with Kraft.

In 2014, we ranked first among our peer companies in three-year compound annual revenue growth, EPS growth and net income growth. We ranked towards the top of our peer group in all but one category in the one-year performance period.

Our three-year TSR through the end of fiscal 2014 was 110% (3rd in our peer group).

The 2014 data below shows where we ranked among our 12 current peers (listed in “Peer Group Companies and Benchmarking” below) as of the end of fiscal 2014. Our compensation peer group has not changed since 2013. See “Compensation Peer Group Companies and Benchmarking” for further discussion on how we use peer company data in our compensation-setting process.

Ranking
	2014	2013
One-Year Performance	(rank out of 13)	(rank out of 13)
Revenue growth	2nd	2nd
EPS growth	3rd	4th
Net Income growth	4th	3rd
TSR	11th	2nd

Starbucks Corporation	2015 Proxy Statement	25

	2014	2013
Three-Year Performance	(rank out of 13)	(rank out of 13)
Revenue growth	1st	1st
EPS growth	1st	1st
Net Income growth	1st	1st
TSR (Cumulative)	3rd	1st

Our Total Pay Philosophy

Our Total Pay philosophy is designed to recognize and reward the contributions of all partners, including executives. We offer a comprehensive benefits package to all eligible full- and part-time partners in the United States and locally competitive benefit packages in other countries. In addition to the Bean Stock plan discussed above, we offer an employee stock purchase plan to partners in the United States and Canada that allows participants to purchase Starbucks stock at a 5% discount to the fair market value at the end of each offering period under the plan. We believe our Total Pay practices motivate our executives to build long-term shareholder value and reward the partners who take care of our customers.

In keeping with this philosophy, our executive compensation program is designed to:

●	Enable the attraction and retention of top talent by competing effectively for the highest quality people who will help shape our long-term success;

●	Pay for performance through aligning compensation with the achievement of both short-term and long-term financial objectives that build shareholder value; and

●	Be true to our values by supporting our mission statement and guiding principles.

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
The following table provides information regarding the elements of our fiscal 2014 executive compensation program.

Element	Form	Objectives and Basis
Base Salary	Cash	●Attract and retain high quality executives to drive our success ●Competitive for each role, responsibilities and experience ●Targeted within the median range of our peer group
Annual Incentive Bonus (“EMBP”)	Cash
●Drive Company and business unit results
●Target bonus amount is set as a percentage of base salary
●Actual payout determined by Company and business unit financial performance
●Target total cash (base salary + target bonus) designed to deliver cash compensation within the median range of peers based on performance at target

Long-Term Incentive Compensation	Performance RSUs, stock options
●Drive Company performance; align interests of executives with those of shareholders; retain executives through long-term vesting; and provide potential wealth accumulation
●Target long-term incentive award size designed to deliver target total direct compensation (base salary + target bonus + target long-term incentive) within a reasonable range of the market median
●Actual awards of annual stock options and performance RSUs based on individual and Company performance for the previous year

Special Equity Awards	Time-based restricted stock units (“time-based RSUs”) and Stock Options
●Reward extraordinary performance
●Retain executives and advance succession-planning goals and incentives through long-term vesting and potential wealth accumulation
●Attract top executive talent, includes new hire and promotion-related equity awards and special retention awards

Perquisites and Other Executive Benefits	Various (see discussion below)	●Provide for the safety and wellness of our executives, and other purposes as discussed below
Deferred Compensation	401(k) plan, non-qualified Management Deferred Compensation Plan (“MDCP”)	●Provide tax-deferred methods for general savings including for retirement
General Benefits	Health and welfare plans, stock purchase plan and other broad-based partner benefits	●Offer competitive benefits package that generally includes benefits offered to all partners

26	Starbucks Corporation	2015 Proxy Statement

EXECUTIVE COMPENSATION

OUR EXECUTIVE COMPENSATION PROCESS

Target total direct compensation for our NEOs is comprised of base salary, target bonus, and target value of long-term equity incentives. Target total direct compensation for on-target performance is designed to deliver compensation within the median range of our peer group, as explained below under “Peer Group Companies and Benchmarking.”

The Compensation Committee reviews target total direct compensation and approves target bonuses (as a percentage of base salary) annually at its September meeting. Actual base salaries, bonus payments and long-term equity incentives are approved after the end of each fiscal year at the November meeting. This process allows the Compensation Committee to consider comprehensive information, including the performance of each NEO during the prior fiscal year, when making final compensation decisions.

ANALYSIS OF EXECUTIVE COMPENSATION DECISIONS
The vast majority of compensation value we deliver to our executives is in the form of compensation that is variable and “at-risk.”

A core principle of our executive compensation program is that a significant percentage of compensation awarded to our NEOs, especially our ceo, be variable, performance-based compensation and “at-risk.” This type of compensation is dependent on the financial success of our Company and our business units, and the performance of Starbucks common stock. This means that our executives are rewarded when they produce value for our shareholders and our partners. Elements of our program that fall within this category include our annual incentive bonus program (EMBP) and the stock options and performance RSUs that are granted under our Long-Term Incentive Program.

The charts below show the significant percentage of performance-based compensation reported for fiscal 2014 in the Summary Compensation Table for Mr. Schultz, our ceo, and for our other NEOs as a group.

Fiscal Year 2014 Total Compensation Mix

1 Variable compensation as a percentage of total compensation equals 93% for ceo and 88% for all other NEOs.

Starbucks Corporation	2015 Proxy Statement	27

Compensation for Fiscal 2014 Performance Table

The table below provides an overview comparing each element of fiscal 2014 target, versus actual, total direct compensation for each of the NEOs currently serving the Company.

The long-term incentive compensation awards shown below are those granted in fiscal 2015 in recognition of the performance of our NEOs in fiscal 2014. We believe this provides better insight into the compensation decisions driven by fiscal 2014 performance than the Summary Compensation Table which, in accordance with SEC rules, shows 2014 compensation as including annual long-term incentive compensation awards that were granted in recognition of fiscal 2013 performance and exclude the 2015 awards reported below.

	Base Pay		Bonus		Long-Term Incentive(5)		Total Direct Compensation		Percentage
	$(1)	Target(2)	Target(3)	Actual $(4)	Target	Actual	Target	Actual	of Target(6)
Howard Schultz	1,500,000	175%	2,625,000	2,926,875	9,215,000	13,000,000	13,340,000	17,426,875	131%
Troy Alstead(7)	858,329	112%	962,125	1,072,769	2,500,000	4,400,000	4,320,454	6,331,098	147%
Scott Maw	511,633	70%	356,183	397,144	1,400,000	2,474,000	2,267,816	3,382,777	149%
Clifford Burrows	786,116	95%	746,811	790,412	2,000,000	3,500,000	3,532,927	5,076,528	144%
John Culver	625,205	85%	531,424	608,481	1,400,000	2,664,000	2,556,629	3,897,686	152%
Lucy Helm	493,172	75%	369,879	412,415	1,100,000	1,400,000	1,963,051	2,305,587	117%

(1)	The base salaries shown above reflect prorated annualized salary numbers. Messrs. Alstead, Maw, Burrows, and Culver and Ms., Helm received merit increases in December 2013. In connection with their promotions, Messrs. Alstead and Maw received base salary increases in February 2014. Mr. Alstead’s salary was increased at that time from $810,000 to $900,000 and Mr. Maw’s salary was increased from $443,080 to $550,000. Mr. Maw’s salary was increased again to $632,500 in September 2014.

(2)	The “Target %” bonus column reflects prorated bonus target percentages for Messrs. Alstead and Maw. Mr. Alstead’s target increased from 95% to 120% in February 2014. Mr. Maw’s target increased from 55% to 75% in February 2014.

(3)	The amounts in the “Target” bonus column were calculated using the prorated annualized salary numbers described in footnote 1 above.

(4)	The “Actual” bonus column represents bonus payouts under the EMBP, which are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(5)	The “Actual Long-Term Incentive” column represents the value of annual long-term incentive awards granted in November 2014 based on fiscal 2014 performance. The “Target Long-Term Incentive” column represents the value of Long-Term Incentive Awards that were established for purposes of setting Target Total Direct Compensation.

(6)	The actual total direct compensation our NEOs received varied from their target total direct compensation based on the performance of the business units for which they were responsible in fiscal 2014, the performance of the Company as a whole and the overall contributions and leadership of our NEOs.
(7)	On January 8, 2015, the Company announced that Mr. Alstead would be taking an extended unpaid leave (i.e., a Starbucks “Coffee Break” or sabbatical) from the Company effective March 1, 2015.

Target Versus Actual Total Direct Compensation

Overall target total direct compensation (base salary, target bonus, and target value of long-term equity incentives) of our NEOs approximates the 50th percentile of the market and aligns with Starbucks Total Pay philosophy. Actual total direct compensation of our NEOs delivered for fiscal 2014 performance approximates the 75th percentile of the market, reflecting Starbucks record performance in fiscal 2014.

Mr. Schultz’s target total direct compensation approximates the 50th percentile of the market. Mr. Schultz’s actual total direct compensation delivered for fiscal 2014 approximates the 75th percentile of the market, reflecting Mr. Schultz’s leadership in delivering record results and our strong performance relative to our peers.

Base Salary

The Compensation Committee generally reviews and adjusts base salaries annually at its November meeting, with new salaries effective in late November or early December. In November 2013, the Committee approved (and with respect to Mr. Schultz, the Committee recommended and the independent directors approved), the following base salaries, which became effective in December 2013 (except for Mr. Alstead, whose salary was increased in February 2014 to $900,000 in connection with his promotion to chief operating officer, and Mr. Maw, whose salary was increased in February 2014 to $550,000 in connection with his promotion to chief financial officer and again in September 2014 to $632,500 to better align his target total cash to the market median and recognize his initial performance as cfo):

	Base Salary(1)
	Fiscal 2014	Fiscal 2013
Named Executive Officer	($)	($)		% Change
Howard Schultz	1,500,000	1,500,000		0%
Troy Alstead	900,000	750,000		20.0%
Scott Maw	632,500	—	(2)	N/A
Clifford Burrows	796,300	737,300		8.0%
John Culver	633,300	586,400		8.0%
Lucy Helm	500,300	—	(2)	N/A

(1)	The base salaries shown above reflect year-end annualized salary numbers.

(2)	Mr. Maw and Ms. Helm were not NEOs prior to Fiscal 2014 and compensation information for such periods is therefore not provided in this proxy statement.

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Mr. Schultz’s fiscal 2014 base salary and his target bonus percentage positioned his fiscal 2014 target total cash at the market median. His base salary was not increased for fiscal 2014.

Fiscal 2014 base salary increases were approved for all other NEOs in recognition of their individual performance in fiscal 2013. These increases and our other NEOs’ target bonus percentages positioned their fiscal 2014 target total cash within the range of market median.

Annual Incentive Bonus
For fiscal 2014, each NEO participated in the EMBP. Fiscal 2014 target annual incentive bonuses as a percentage of base salary were increased for all of our NEOs in recognition of their individual performance in fiscal 2013 and to better position their target total direct compensation to the market median for their roles.

The total EMBP award actually delivered to each executive for fiscal 2014 was determined based on the extent to which the objective performance goals under the EMBP were achieved based on fiscal 2014 performance. The possible payouts for each NEO based on achievement of threshold, target and maximum performance levels are disclosed in the Fiscal 2014 Grants of Plan-Based Awards Table.

Objective Performance Goals
For fiscal 2014, annual incentive bonuses were based on the achievement of the objective performance goals of adjusted operating income, adjusted net revenue and ROIC. We chose these measures because we believe they motivate our executives to further drive Company and business unit growth and profitability. Starting in fiscal 2013, we replaced adjusted EPS with adjusted net revenue under the EMBP in order to increase our executives’ focus on this important growth metric, recognizing that EPS remains a performance measure under our performance RSU design.

To reflect performance above or below targets, adjusted operating income and adjusted net revenue have sliding scales that provide for annual incentive bonus payouts greater than the target bonus if results are greater than target (up to a maximum 200% payout) or less than the target bonus if results are lower than the target (down to a threshold of 20% of target payout, below which the payout would be $0).

In setting the objective performance scales, we considered target Company performance under the challenging board-approved annual operating and long-term strategic plans, the potential payouts based on achievement at different levels on the sliding scale and whether the portion of incremental earnings paid as bonuses rather than returned to shareholders was appropriate.

In November 2013 the Committee established the corporate and business unit performance goals under the EMBP. The targets were designed to be challenging while recognizing economic uncertainties existing at the time the goals were established, including continued consumer spending restraint.

EMBP Goal Weighting
EMBP goal weighting (as a percentage of each executive’s target annual incentive bonus amount) for fiscal 2014 was as follows:

Named Executive Officer	Adjusted BU/Consolidated Operating Income	Adjusted Net Revenue
Howard Schultz	50%	50%
Troy Alstead	50%	50%
Scott Maw	50%	50%
Clifford Burrows	50%	50%
John Culver	50%	50%
Lucy Helm	50%	50%

ROIC operated as a potential downward modifier of the adjusted operating income and adjusted net revenue result. The fiscal 2014 ROIC target was met and therefore ROIC did not operate as a downward modifier on fiscal 2014 payouts.

Adjusted Operating Income. For Messrs. Schultz, Alstead, Maw and Ms. Helm, 50% of their total EMBP award was based on a consolidated adjusted operating income goal. For the two group business president NEOs, 20% of their total EMBP award was based on the consolidated adjusted operating income goal and 30% was based on adjusted operating income goals of the businesses for which they had responsibility during fiscal 2014; in the case of Mr. Burrows, Americas, EMEA and Teavana for approximately 4 months of the fiscal year and Americas and Teavana for approximately 8 months of the fiscal year; and in the case of Mr. Culver, China & Asia Pacific, and Channel Development & Emerging Brands. In fiscal 2014, consolidated adjusted operating income equaled the total of all business units’ operating income less total unallocated corporate expenses; and business unit operating income equaled the revenues of the business unit less the business unit’s operating expenses.

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The fiscal 2014 performance targets and results for Adjusted Operating Income are as follows:

Adjusted Operating Income(1)	Threshold (Millions US$)	Target (Millions US$)	Maximum (Millions US$)	Adjusted Actual Performance (Millions US$)	Payout
Consolidated (Schultz, Alstead, Maw and Helm)	$2,855.8	$3,004.9	$3,247.8	$3,087.4	133%
Americas, EMEA and Teavana (Burrows- approx. 4 months)	$2,768.8	$2,929.0	$3,164.2	$2,932.3	100%
Americas and Teavana (Burrows-approx. 8 months)	$2,702.5	$2,811.0	$3,028.6	$2,820.1	105%
CAP and Channel Development & Emerging Brands (Culver)	$831.6	$881.2	$974.9	$927.8	143%

(1)	The performance plan measures under the EMBP that were approved at the beginning of the performance period provided for certain non-GAAP adjustments so that the performance measures would better reflect underlying business operations than the comparable GAAP measures. The fiscal 2014 consolidated and business unit operating income results set forth above were adjusted to exclude the impact of mark to market adjustments from the investments that our MDCP invests in, foreign currency fluctuations, a litigation credit reflecting a reduction to our estimated prejudgment interest payable as a result of paying our obligation under the Kraft arbitration matter earlier than anticipated and, in the case of CAP and Channel Development & Emerging Brands, an asset disposition. We used the same adjusted measures for our broader-based management incentive plan.

Adjusted Net Revenue. For Messrs. Schultz, Alstead and Maw and Ms. Helm, 50% of their EMBP award was based on a consolidated adjusted net revenue goal. For NEOs responsible for a single business unit, 50% of their EMBP award was based on adjusted net revenue goals of the businesses for which they had responsibility during fiscal

2014; in the case of Mr. Burrows, Americas, EMEA and Teavana for approximately 4 months of the fiscal year and Americas and Teavana for approximately 8 months of the fiscal year; and for Mr. Culver, China & Asia Pacific, and Channel Development & Emerging Brands.

The fiscal 2014 performance targets and results for Adjusted Net Revenue are as follows:

Adjusted Net Revenue(1)	Threshold (Millions US$)	Target (Millions US$)	Maximum (Millions US$)	Adjusted Actual Performance (Millions US$)	Payout
Consolidated (Schultz, Alstead, Maw and Helm)	$16,179.1	$16,518.8	$17,065.3	$16,509.9	90%
Americas, EMEA and Teavana (Burrows- approx. 4 months)	$13,282.5	$13,541.7	$13,926.7	$13,538.2	90%
Americas and Teavana (Burrows-approx. 8 months)	$12,075.0	$12,299.2	$12,649.3	$12,304.4	100%
CAP and Channel Development & Emerging Brands (Culver)	$2,841.9	$2,922.5	$3,084.0	$2,916.1	90%

(1)	The performance plan measures under the EMBP that were approved at the beginning of the performance period provided for certain non-GAAP adjustments so that the performance measures would better reflect underlying business operations than the comparable GAAP measures. The fiscal 2014 consolidated and business unit net revenue results were adjusted to exclude the impact of foreign currency fluctuations and for Americas, EMEA and Teavana and CAP and Channel Development & Emerging Brands, certain asset dispositions. Channel Development and Emerging Brands net revenue was also adjusted to exclude the impact of the immaterial error correction described in Note 1 of the Company’s fiscal 2014 Form 10-K.

ROIC. For each of our NEOs, ROIC (measured on a consolidated basis) operated as a potential downward modifier of their combined adjusted operating income and adjusted net revenue result. The fiscal 2014 ROIC result was 27.2%, above the target of 23.8%. Accordingly, ROIC did not operate as a downward modifier on fiscal 2014 EMBP payouts.

The fiscal 2014 performance targets and results for ROIC are as follows:

Return on Invested Capital	Threshold	Target	Actual
ROIC (Return on Invested Capital) (1)	22.7%	23.8%	27.2%

(1)	ROIC was adjusted to exclude the impact of a litigation credit reflecting a reduction to our estimated prejudgment interest payable as a result of paying our obligation under the Kraft arbitration matter earlier than anticipated, the portion of the Company’s cash balance at fiscal 2013 year-end attributable to the accrued liability for the Kraft arbitration matter, the impact of certain divestitures that closed during the year and transaction costs related to the Starbucks Japan acquisition process which began in 2014.

EMBP PAYOUTS
Payouts under the EMBP are aligned with Starbucks fiscal 2014 performance.

After the end of fiscal 2014, the Compensation Committee determined the extent to which the performance goals were achieved, and subsequently approved and certified the amount of the EMBP award to be paid to each NEO other than Mr. Schultz, whose award was recommended by the Committee and approved by all of our independent directors.

The table below shows the fiscal 2014 actual payout levels for each component of the EMBP, based on achievement of the performance metrics, and the aggregate fiscal 2014 annual incentive payouts, which are also disclosed in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table. The EMBP payouts to Messrs. Schultz, Alstead, Maw and Ms. Helm, which were based on our very challenging Company revenue

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EXECUTIVE COMPENSATION

and operating income growth targets, reflected the record fiscal 2014 financial performance achieved by the Company. EMBP payouts to Messrs. Burrows and Culver reflected Starbucks overall record performance and the relative performance of our business units against our very challenging operating plan.

Fiscal 2014 Executive Management Bonus Plan Payout (1)
	Payout on			EMBP Bonus Payout
	Business Unit/
	Consolidated	Payout on
	Adjusted	Consolidated	Payout on
	Operating	Adjusted	Adjusted Net
	Income(2)	Operating Income	Revenue	(%) of
Named Executive Officer	(30% Weighting)	(20% Weighting)	(50% Weighting)	Target	($)
Howard Schultz	133%	133%	90%	111.5%	$2,926,875
Troy Alstead	133%	133%	90%	111.5%	$1,072,769
Scott Maw	133%	133%	90%	111.5%	$397,144
Clifford Burrows	103%	133%	97%	105.8%	$790,412
John Culver	143%	133%	90%	114.5%	$608,481
Lucy Helm	133%	133%	90%	111.5%	$412,415

(1)	As discussed above, ROIC has the potential to operate as a downward modifier under the EMBP, if the target goal is not met. The target ROIC goal was exceeded under the EMBP in fiscal 2014.

(2)	For Messrs. Culver and Burrows, based on the Adjusted Operating Income of their respective business units. For Messrs. Schultz, Alstead, Maw and Ms. Helm, based on Consolidated Adjusted Operating Income.

Long-Term Incentive Compensation
Overview of Annual Long-Term Incentive Awards. We grant our executives long-term performance-based compensation in the form of stock options and performance RSUs. The Compensation Committee believes stock options and performance RSUs incentivize executives to drive long-term company performance, thereby aligning our executives’ interests with the long-term interests of shareholders. In fiscal 2014, the Committee determined to grant 50% of the total award values in stock options and 50% in performance RSUs. Beginning in fiscal 2015 with the November 2014 annual stock awards, the Committee determined to grant 60% of the total award values in performance RSUs and 40% in stock options. This change in mix reflects the Compensation Committee’s consideration of competitive market practices, desire to reduce potential share dilution on existing shareholders and also to further tie awards to financial goals that directly measure the Company’s earnings growth. Stock options provide value only if our stock price increases over time. Performance RSUs are earned only to the extent pre-established performance goals are met and, if earned, are subject to additional time-based vesting requirements. Although the value of performance RSUs is impacted by our stock price during the vesting period, performance RSUs serve to retain executives as they have a more stable value than stock options during periods of stock price volatility.

The table below reflects the value of annual long-term incentive awards approved by the Committee for each of the last two fiscal years. We determined the number of RSUs to be delivered by dividing half of the value approved by the Committee by the closing price of our stock on the grant date. For options, we divided half of the value by a closing price multiplier. This multiplier was calculated by multiplying the closing price of our common stock on the grant date by a Black-Scholes factor. Because it is calculated in advance of the awards being granted and may use different assumptions than are applied to the awards for accounting purposes, the value of awards approved by the Committee may be different than the grant date fair value of equity awards as disclosed in the Summary Compensation Table.

Value of Annual Long-Term Incentive Compensation Awards
	Awarded in Fiscal 2015	Awarded in Fiscal 2014(1)
Named Executive Officer	(for fiscal 2014 performance)	(for fiscal 2013 performance)		% Change
Howard Schultz	$13,000,000	$13,000,000		0%
Troy Alstead	$4,400,000	$3,500,000		25.7%
Scott Maw	$2,474,000	—	(2)	N/A
Clifford Burrows	$3,500,000	$3,500,000		0%
John Culver	$2,664,000	$2,450,000		8.7%
Lucy Helm	$1,400,000	—	(2)	N/A

(1)	Does not include special retention awards (Mr. Burrows: $3,000,000; Mr. Culver $3,000,000 and Ms. Helm $2,000,000) or promotional awards (Mr. Alstead: $1,250,000; Mr. Maw: $600,000) granted in fiscal 2014.

(2)	Mr. Maw and Ms. Helm were not NEOs prior to fiscal 2014 and compensation information for such periods is therefore not provided in this proxy statement.

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Performance RSUs. As part of our annual long-term incentive program for fiscal 2014, we sought to deliver half of the value of the long-term incentive award in the form of performance RSUs. The extent to which performance RSUs vest is based on our achievement of two-year adjusted earnings per share and ROIC goals. To further incentivize performance, the adjusted EPS performance measure has a sliding scale so each NEO may achieve from 0% to 200% of the target award amount. If the target ROIC goal under the performance RSUs is not met, the number of performance RSUs to be delivered based on achievement of the adjusted EPS goal will be adjusted downward by as much as 50%. To the extent the performance targets are met, earned RSUs vest 50% on each of the second and third anniversaries of the grant date.

The Compensation Committee believes that: (1) having a multi-year performance period increases executive focus on long-term performance and better aligns the interests of our executives with those of our shareholders; and (2) the inclusion of ROIC as a potential downward modifier increases executive focus on ROIC, which we believe is an important measure of the Company’s success.

The table below shows the fiscal 2014 actual payout levels for performance RSUs granted in November 2012, which were based on the achievement of fiscal 2014 adjusted EPS and ROIC goals. The Committee established the performance goals for the fiscal 2014 performance RSUs at the time of grant in November 2012.

The fiscal 2014 performance RSU payouts were based on our very challenging EPS and ROIC growth targets and reflected the record fiscal 2014 financial performance achieved by the Company.

Adjusted Earnings
Per Share(1)	Threshold	Target	Maximum	Actual
Targets and
FY14 Actual	$2.36	$2.51	$2.91	$2.66
Payout %	50%	100%	200%	145%

(1)	Fiscal 2014 EPS was adjusted to exclude the impact of a litigation credit reflecting a reduction to our estimated prejudgment interest payable as a result of paying our obligation under the Kraft arbitration matter earlier than anticipated, the impact of certain divestitures that closed during the year and transaction costs related to the Starbucks Japan acquisition process which began in 2014.
Return on Invested Capital	Threshold	Target	Actual
ROIC (Return on
Invested Capital)(1)	22.4%	23.5%	27.2%

(1)	Fiscal 2014 ROIC was adjusted to exclude the impact of a litigation credit reflecting a reduction to our estimated prejudgment interest payable as a result of paying our obligation under the Kraft arbitration matter earlier than anticipated, the portion of the Company’s cash balance at fiscal 2013 year-end attributable to the accrued liability for the Kraft arbitration matter, the impact of certain divestitures that closed during the year and transaction costs related to the Starbucks Japan acquisition process which began in 2014.

Special Equity Awards. In certain circumstances we grant discretionary equity awards in order to advance succession-planning goals and incentivize and retain key executives, recognize expanded roles and responsibilities, or recognize exceptional performance.

In February 2014, Mr. Alstead and Mr. Maw were each granted time-based RSUs in connection with their promotions to chief operating officer and executive vice president, chief financial officer, respectively. The value of Mr. Alstead’s award was $1,250,000 and the value of Mr. Maw’s award was $600,000. Each of these awards is scheduled to vest over a four-year period.

In July 2014, Mr. Burrows, Mr. Culver and Ms. Helm were each granted a special long-term time-based RSU award that vests 60% on the third anniversary of the grant date, and 20% on each of the fourth and fifth anniversaries of the grant date.

The Committee approved a $3,000,000 award for Mr. Burrows to recognize his exceptional leadership in delivering growth and consistently strong performance in the Americas operating segment, which accounts for the majority of our revenue and operating income. The Committee approved a $3,000,000 award for Mr. Culver to recognize his strong performance in leading the growth of the China & Asia Pacific and Channel Development operating segments, which are focal points for the Company’s growth strategy. The Committee approved a $2,000,000 award for Ms. Helm to recognize her outstanding performance in managing the Company’s legal risk.

Additionally, each of these awards were granted to promote the retention of these key executives as the Company pursues its path toward continued growth and innovation.

OTHER COMPENSATION

Sign-on Bonuses and New Hire Equity Awards. We provide sign-on bonuses and new-hire equity awards when necessary and appropriate, including to attract top-executive talent from other companies. Sign-on bonuses and new hire equity awards are an effective means of offsetting the compensation opportunities executives forfeit when they leave a former employer to join Starbucks. We typically require newly recruited executives to return a pro rata portion of their sign-on bonus if they voluntarily leave Starbucks within a certain period of time (usually one to two years) after joining us, and new-hire equity awards are subject to a time-based vesting period. We did not award a sign-on cash bonus or new-hire equity award to any NEO for fiscal 2014.

Perquisites and Other Executive Benefits. Our executive compensation program includes limited executive perquisites and other benefits. The aggregate incremental cost of providing perquisites and other benefits to the NEOs is detailed in the Fiscal 2014 All Other Compensation Table.

We believe the perquisites and other executive benefits we provide are representative of those offered by the companies that we compete with for executive talent, and therefore offering these benefits serves the objective of attracting and retaining top executive talent.

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We provided the following perquisites to NEOs in fiscal 2014:

●	Security. Pursuant to our executive security program, we may from time to time provide personal security services to Mr. Schultz and certain other executives. Security services include home security systems and monitoring and, in the case of Mr. Schultz, personal security services. These protections are provided due to the range of security issues encountered by senior executives of large, multinational corporations, and particularly with respect to high-profile CEOs such as Mr. Schultz. We believe that the personal safety and security of our senior executives is of the utmost importance to the Company and its shareholders. For fiscal 2014, the Company paid $200,000 toward Mr. Schultz’s personal security. Mr. Schultz reimbursed the Company for personal security costs in excess of $200,000. The Company did not pay personal security costs for any executive other than Mr. Schultz in fiscal 2014, except in connection with business-related travel.

●	Hart-Scott-Rodino Filing Fee Reimbursement. In fiscal 2014, our board of directors approved the payment of a $280,000 filing fee by the Company on Mr. Schultz’s behalf under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”). This amount was imputed as income to Mr. Schultz. The Company did not provide any tax gross-up on this payment. The filing was required in fiscal 2014 in order to continue to compensate and motivate him through equity-based arrangements that further advance his interests in continued stock price appreciation and align his interests to those of our shareholders. Without this regulatory filing, Mr. Schultz would not be able to participate in our equity-based compensation programs and therefore, the board determined that it was appropriate for the Company to reimburse Mr. Schultz for this filing fee.

●	Executive Physicals, Life and Disability Insurance. We offer to pay for annual physical examinations for all partners at the senior vice president level and above. These examinations provide a benefit to the Company and the executive at a relatively small cost to the Company. We also provide life and disability insurance to all partners at the vice president level and above at a higher level than is provided to partners generally. The amounts paid in respect of these benefits to our NEOs in fiscal 2014 is detailed in the Fiscal 2014 All Other Compensation Table.

●	Relocation and Expatriate Expenses. We provide relocation assistance to some manager-level partners and all partners at the director level and above. Under limited circumstances, we provide certain reimbursements and benefits to partners that expatriate to another country for work on the Company’s behalf.

Deferred Compensation. Executives, as well as partners at the director level and above, are eligible to defer cash compensation under the Management Deferred Compensation Plan (“MDCP”). The MDCP is primarily intended to provide eligible partners an additional before-tax means of saving over and above that available under the 401(k) plan. We do not pay or guarantee above-market returns. The appreciation, if any, in the account balances of plan participants is due solely to contributions by participants and the underlying performance of the measurement funds selected by the participants. The measurement fund alternatives available to MDCP participants are identical to the investment funds available to 401(k) plan participants. Effective January 1, 2011, we ceased making Company matching contributions under the MDCP.

General Benefits. Executives are eligible to participate in all benefit plans we offer to partners generally. This helps us attract and retain top executive talent.

●	We offer a comprehensive benefits package, including health care insurance, to all eligible partners in the United States and locally competitive benefits packages in other countries.

●	Among the plans we offer to United States and Canadian partners generally, including executive officers, is our U.S. tax-qualified employee stock purchase plan. Under the plan, eligible partners may acquire our stock through payroll deductions at a 5% discount to the market price on the last trading day of the purchase period. No plan participant is allowed to purchase more than $25,000 in market value of our stock under the plan in any calendar year.

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PEER GROUP COMPANIES AND BENCHMARKING

The Compensation Committee refers to executive compensation surveys prepared by Towers Watson when it reviews and approves executive compensation. The surveys reflect compensation levels and practices for executives holding comparable positions at peer group companies, which help the Compensation Committee set compensation at competitive levels. The Compensation Committee, with assistance from F.W. Cook, annually reviews specific criteria and recommendations regarding companies to add or remove from the peer group. The Committee’s primary selection criteria are industry (specialty retail, consumer products and restaurants), size

(revenue and market capitalization), and geography or scope (global reach); secondary selection criteria are brand recognition, performance (revenue growth, earnings per share growth and total shareholder return growth), as well as other considerations, including companies with which we compete for executive talent or customers, and companies known for innovation.

For a comparison of our recent performance to that of our peer group companies, please refer to the tables in the “Performance Versus Peer Companies” section of the Executive Summary above.

Starbucks Fiscal 2014 Executive Compensation Peer Group Companies
Specialty Retail	Consumer Products	Restaurants
Coach	Avon Products	McDonald’s
Gap	Colgate-Palmolive	YUM! Brands
Polo Ralph Lauren	General Mills
Kellogg
Mondelēz International
Nike
PepsiCo

This peer group was used by the Compensation Committee and independent directors in connection with their fiscal 2014 target total direct compensation decisions, and fiscal 2014 performance-driven compensation decisions made in November 2014.

The Compensation Committee compares each executive officer’s base salary, target total cash and target long-term incentive compensation value to amounts paid for similar positions at peer group companies. The Compensation Committee generally sets target total direct compensation for executives within a reasonable range of the median (50th percentile) of peer group companies.

The Compensation Committee believes that the market median is a useful reference point in helping to achieve the executive compensation program’s objectives described above. However, the Committee also considers other factors when setting compensation and target total direct compensation for each executive may vary from the market median based on the factors the Compensation Committee considers relevant each year, including particular job responsibilities and scope, adjustments for individual skills and expertise and internal pay equity. Fiscal 2014 target total direct compensation for the NEOs (including Mr. Schultz) was positioned within the median range.

OTHER POLICIES AND CONSIDERATIONS
2014 “Say-on-Pay” Advisory Vote to Approve Executive Compensation
Starbucks provides shareholders an advisory vote to approve its executive compensation program under Section 14A of the Securities Exchange Act of 1934, as amended. At our 2014 Annual Meeting of Shareholders, 87% of shareholders approved our advisory vote on executive compensation.

As discussed above, our executive compensation program was one of the topics discussed as part of our investor engagement process. During this process, we received overall positive feedback regarding the core structure and elements of our executive compensation program. These investors also were enthusiastic about the performance of the Company.

The Compensation Committee evaluated these results, considered investor feedback and also considered many other factors in evaluating Starbucks executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Committee’s assessment of the interaction of our compensation programs with our business objectives, input from F.W. Cook, and review of peer data, each of which is evaluated in the context of the Committee’s fiduciary duty to act as the directors determine to be in shareholders’ best interests. While each of these factors bore on the Compensation Committee’s decisions regarding our NEOs’ compensation, the Committee did not make any changes to our executive compensation program and policies as a result of the strong 87% approval of our 2014 advisory vote on executive compensation.

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Risk Considerations
We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoid inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:

●	Balanced mix of fixed versus variable compensation and cash-based versus equity-based compensation;

●	Variable compensation based on a variety of performance goals, including Company, business unit and, where appropriate, individual performance goals;

●	Compensation Committee discretion to lower annual incentive award amounts;

●	Balanced mix of short-term and long-term incentives;

●	Additional time-based vesting requirements for earned performance RSUs;

●	Stock ownership and holding requirements;

●	Prohibition on hedging and pledging Company stock that applies to all partners; and

●	Clawback policy (our Recovery of Incentive Compensation Policy, described below in this section).

Management performed an annual assessment of our compensation objectives, philosophy, and forms of compensation and benefits for all partners, including executives, to determine whether the risks arising from such policies or practices are reasonably likely to have a material adverse effect on the Company. Based upon this review, management concluded that our compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company, and F.W. Cook supported this conclusion. A report summarizing the results of this assessment was reviewed and discussed with the Compensation Committee at its September 2014 meeting.

Review of Tally Sheet Information
The Compensation Committee generally considers the following information for each executive when setting compensation: (i) the targeted value of base pay, annual incentive bonus target, equity grants and other benefits; and (ii) the accumulated value of “in-the-money” outstanding equity grants broken out by (a) exercisable value for options and (b) unvested value for options and RSUs. This information helps the Compensation Committee to understand the total compensation being delivered to executives and the long-term retentive elements in place for executives. This information is considered by the Compensation Committee, along with market data, performance and the other factors discussed above in setting executive compensation.

Internal Pay Equity
The Compensation Committee considers internal pay equity, among other factors, when making compensation decisions. However, the Compensation Committee does not use a fixed ratio or formula when comparing compensation among executive officers.

Our ceo is compensated at a significantly higher level than other executive officers due to his higher level of responsibility, authority, accountability and experience. For fiscal 2014, Mr. Schultz’s base salary was set at $1.5 million, which was unchanged from 2013. Mr. Schultz receives more of his pay in the form of long-term incentive compensation, rather than annual cash compensation, as compared to the compensation of the other NEOs. Given Mr. Schultz’s responsibility for overall Company performance, the independent directors believe that compensating the ceo at a higher level than the other executives and weighting the ceo’s total compensation more heavily toward long-term incentive compensation is consistent with market practices and appropriately reflects the contributions of our ceo.

We believe the fiscal 2014 target total direct compensation for Mr. Schultz in relation to the compensation targeted for the other NEOs and to one another was reasonable and appropriate given each executive’s responsibilities and fiscal 2013 performance. For fiscal 2014, the differences in pay among our NEOs relative to each other and Mr. Schultz are based on market differences for the particular job, job responsibilities and scope, professional experience and adjustments for individual performance.

Employment Agreements and
Termination Arrangements
Although we typically deliver an offer letter to an executive officer upon hire or promotion noting that the executive is employed “at will,” these letters typically do not provide for severance upon termination. None of our NEOs have employment or severance agreements.

We may from time-to-time offer severance benefit arrangements for terminated or separated executives as part of a negotiated termination of employment in exchange for a release of claims against the Company and other covenants in the best interests of the Company.

None of our NEOs have any such severance benefit arrangement.

Change-in-Control Arrangements
We do not provide any special change-in-control benefits to executives. Our only change-in-control arrangement, which applies to all partners with equity compensation awards, is “double-trigger” accelerated vesting of equity. This means that under our equity plan, unvested stock options and unvested restricted stock units will accelerate vesting if (i) there is a change in control and (ii) either (a) stock options and RSUs are assumed or substituted with equivalent stock options or restricted stock units of the surviving company and the partner is terminated or resigns for good reason within one year after the change in control or (b) stock options or RSUs are not assumed or substituted with stock options or RSUs of the surviving company, in which case they vest immediately upon a change in control. We believe it is appropriate to provide double-trigger accelerated equity vesting because it aligns executives’ interests with the interests of shareholders without providing an undue benefit to executives who continue to be employed following a change-in control transaction.

Starbucks Corporation	2015 Proxy Statement	35

Executive Stock Ownership Guidelines
In September 2007, stock ownership guidelines were established for executive officers to encourage them to have a long-term equity stake in Starbucks, align their interests with shareholders, and mitigate potential compensation-related risk. Those guidelines were amended in November 2010 to provide that each executive officer must hold a multiple of his or her annual base salary in Starbucks stock and to introduce a holding requirement as follows:

Ownership
Requirement
(multiple of base
Position	salary)
ceo	6x
president and coo, evp presidents and cfo	3x
other evps	2x

Each executive officer generally has five years to achieve the minimum ownership requirement. Until the ownership requirement is satisfied, the executive officer is required to hold 50% of the net shares received upon the exercise of stock options and the vesting of RSUs.

In addition to shares held outright, the unrealized value of vested, in-the-money stock options counts for up to 25% of the ownership requirement. Unrealized value is measured as the difference between aggregate exercise price and aggregate market value of underlying shares. Unvested time-based and performance RSUs do not count towards the ownership threshold. All NEOs, except Mr. Maw, who became subject to the guidelines upon his recent promotion to the position of cfo in fiscal 2014, exceed the current ownership requirement. We anticipate Mr. Maw will meet the ownership guidelines by the applicable deadline.

Clawback Policy (Recovery of Incentive Compensation Policy)
During its November 2009 meeting, the board of directors, upon the recommendation of the Compensation Committee, approved the Recovery of Incentive Compensation Policy, which many companies refer to as a “Clawback” policy. This policy allows the Company to seek reimbursement with respect to incentive compensation paid or awarded to executive officers (as designated by the board) where (i) the payment of a bonus or equity award (or the vesting of such award) was predicated upon the achievement of financial results that were the product of fraudulent activity or that were subsequently the subject of a material negative restatement and (ii) a lower or no bonus payment or equity award would have been made to executive officers (or lesser or no vesting would have occurred with respect to such award) based on the restated financial results (the financial results that would have pertained absent such fraudulent activity). The policy became effective, with respect to equity awards, beginning with awards granted in fiscal 2010 and, with respect to annual incentive bonuses, beginning with bonuses earned for fiscal 2010.

Equity Grant Timing Practices
Most equity grants occur on pre-established dates pursuant to our equity grant guidelines, with annual grants generally occurring on the later of the second business day after the public release of fiscal year-end earnings, or (if later) the Monday following the date the Compensation Committee approves the awards. Annual awards for partners are granted pursuant to a formula based on a specified dollar amount, with the number of shares and exercise price for each option grant determined based on the closing market price of our stock on the grant date and the number of shares for each RSU grant determined by dividing the dollar amount by the closing market price of our stock on the grant date. The Compensation Committee approves annual awards for partners at the senior vice president level and above. The Compensation Committee has delegated authority to the ceo to make annual grants, within certain parameters, to partners at the vice president level and below, and to newly hired or newly promoted partners with titles of senior vice president or below. All other new hire and promotion grants are approved by the Compensation Committee. Annual and initial awards for non-employee directors are approved by the board of directors. Annual awards for directors are granted at the same time as annual awards to executives, and initial awards are granted on the date the new director is appointed or elected to the board, or the first open trading date after the appointment or election date.

Anti-Hedging Policy
In November 2010, the board of directors amended our Insider Trading Policy to prohibit Starbucks partners from engaging in hedging transactions designed to offset decreases in the market value of Starbucks securities, including certain forms of hedging and monetization transactions, such as “zero-cost collars” and “prepaid variable forward contracts.”

Anti-Pledging Policy
As of the date of this proxy statement, there are no executive officers or directors who hold Starbucks securities in a margin account or have Starbucks securities pledged as collateral for a loan. In June 2013, the board of directors amended our Insider Trading Policy to prohibit Starbucks partners from holding Starbucks stock in a margin account or pledging Starbucks stock as collateral for a loan.

There is a limited exception to our policy prohibiting the pledging of Starbucks stock as collateral for a loan (not including margin debt, for which there is no exception to the prohibition). In order to be granted an exception, the partner must clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities and must request and receive approval from the general counsel of Starbucks prior to the documentation of the proposed pledge.

36	Starbucks Corporation	2015 Proxy Statement

EXECUTIVE COMPENSATION

Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code prevents us from taking a tax deduction for compensation that does not qualify as performance-based and that is in excess of $1 million paid in any fiscal year to the ceo and the three other most highly compensated named executive officers serving at fiscal year-end (excluding the chief financial officer). The Compensation Committee considers the potential tax deductibility of executive compensation under Section 162(m) of the Internal Revenue Code and may seek to qualify certain elements of these executives’ compensation as performance-based while also delivering competitive levels and forms of compensation. To address one of the conditions for qualifying as performance-based compensation under Section 162(m), certain executive compensation decisions were approved by the Performance Compensation Subcommittee (the “Subcommittee”) of the Compensation Committee, and reference to the Compensation Committee includes the Subcommittee. The Committee operates the EMBP under a stockholder-approved plan with the goal of satisfying the conditions to obtain deductibility of the annual bonus under Section 162(m).

We generally intend annual incentive bonuses and long-term incentive awards (stock options and performance RSUs) to be eligible to qualify as tax-deductible to Starbucks but we have the flexibility to pay non-deductible compensation when necessary to achieve our executive compensation objectives. In addition, because there are uncertainties as to the application of regulations under Section 162(m), as with most tax matters it is possible that our efforts to satisfy the conditions of Section 162(m) may be challenged or disallowed.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Starbucks 2014 Form 10-K and this proxy statement.

Respectfully submitted,

Kevin R. Johnson* (Chair)
Olden Lee
James G. Shennan, Jr.
Clara Shih
Javier G. Teruel
Myron E. Ullman, III

*	Mr. Johnson was an independent member of the board of directors, the chair of the Compensation Committee and a member of the Audit Committee until his appointment as president and chief operating officer of Starbucks in January 2015, after which time he continued to serve as a non-independent member of the board of directors. Mr. Ullman became the chair of the Compensation Committee in January 2015.

Starbucks Corporation	2015 Proxy Statement	37

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE
The following table sets forth information regarding the fiscal 2014, 2013 and 2012 compensation for our NEOs, except fiscal 2013 and 2012 information for Mr. Maw and Ms. Helm is not provided because they were not NEOs in either of those years.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Howard Schultz	2014	1,500,000	—	6,294,559	10,242,944	2,926,875	502,076	21,466,454
chairman and chief	2013	1,500,000	—	5,999,987	7,276,587	2,250,000	215,933	17,242,507
executive officer	2012	1,482,692	—	18,000,000	6,897,848	2,308,500	220,733	28,909,773
Troy Alstead	2014	858,329	—	2,296,077	1,874,942	1,072,769	17,781	6,119,898
chief operating officer[5]	2013	741,058	—	874,976	751,631	637,500	17,133	3,022,298
	2012	697,702	—	1,499,994	1,302,512	613,522	18,989	4,132,719
Scott Maw	2014	511,633	—	712,367	576,242	397,144	18,004	2,215,390
executive vice president,
chief financial officer
Clifford Burrows	2014	786,116	—	4,599,897	1,407,441	790,412	53,513	7,637,379
group president, US, Americas and	2013	733,838	—	874,976	751,631	1,140,603	45,486	3,546,534
Teavana	2012	713,363	—	1,499,994	1,302,512	666,676	62,253	4,244,798
John Culver	2014	625,205	—	4,091,435	985,214	608,481	22,584	6,332,919
group president, China & Asia Pacific,	2013	582,054	179,438	1,950,007	816,054	260,362	17,130	3,805,045
Channel Development and	2012	561,412	—	874,982	759,803	621,061	25,047	2,842,305
Emerging Brands
Lucy Helm	2014	493,172	—	2,614,633	562,972	412,415	23,123	4,106,315
executive vice president, general
counsel and secretary

(1)	This amount represents a discretionary bonus payment made to Mr. Culver for fiscal 2013.

(2)	Represents the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2014 Form 10-K (Note 12: Employee Stock and Benefit Plans). The grant date fair value for performance RSUs is reported based upon the probable outcome of the performance conditions on the grant date in accordance with SEC rules. The value of the annual performance RSU awards assuming achievement of the maximum performance level of 200% would have been: Mr. Schultz - $12,589,118; Mr. Alstead - $3,389,432; Mr. Maw $847,358; Mr. Burrows - $3,389,432; Mr. Culver - $2,372,508; Ms. Helm - $1,355,742. The value of the special RSU awards granted in July of 2014 to Mr. Burrows, Mr. Culver and Ms. Helm shown in the Stock Awards column above reflects a payout value based on achievement of the highest level of performance for those awards, which is for Mr. Burrows - $2,905,181; Mr. Culver - $2,905,181; and Ms. Helm - $1,936,762. The assumed expected term of stock options shown in the Company’s 2014 Form 10-K (Note 12: Employee Stock and Benefit Plans) is a weighted average expected term covering all optionees. However, Mr. Schultz’s historical practice of not exercising stock options until very late in their term requires us to apply a unique expected term assumption that exceeds eight years when valuing options granted to him for purposes of GAAP. In addition, in accordance with GAAP, the fair value of a stock option granted to a retirement-eligible partner will be expensed earlier than an identical stock option granted to a partner who is not retirement eligible. Mr. Schultz waived the accelerated vesting feature for options granted subsequent to fiscal year 2006.

(3)	These amounts represent annual bonus awards under the EMBP earned for fiscal 2014.

(4)	The table below shows the components of “All Other Compensation” for the named executive officers.

(5)	On January 8, 2015, the Company announced that Mr. Alstead would be taking an extended unpaid leave (i.e., a Starbucks “Coffee Break” or sabbatical) from the Company effective March 1, 2015.

38	Starbucks Corporation	2015 Proxy Statement

EXECUTIVE COMPENSATION TABLES

FISCAL 2014 ALL OTHER COMPENSATION TABLE
	Insurance	Retirement Plan				HSR
	Premiums	Contributions	Security	Other		Filing Fee	Total
Name	($)(1)	($)(2)	($)(3)	($)		($)(4)	($)
Howard Schultz	6,476	15,600	200,000	—		280,000	502,076
Troy Alstead	4,177	13,604	—	—		—	17,781
Scott Maw	2,404	15,600	—	—		—	18,004
Clifford Burrows	4,177	15,600	—	33,736	(5)	—	53,513
John Culver	3,984	15,600	—	3,000	(6)	—	22,584
Lucy Helm	4,628	15,495	—	3,000	(6)	—	23,123

(1)	These amounts represent the premiums paid on behalf of our NEOs under our executive life and disability insurance plans.

(2)	These amounts represent Company matching contributions to the accounts of our NEOs in the Company’s 401(k) plan.

(3)	This amount represents the aggregate incremental costs to the Company of providing home security services and equipment to the chairman and ceo.

(4)	This amount represents the HSR filing fee described above in “Other Compensation – Hart-Scott-Rodino Filing Fee Reimbursement.”

(5)	This amount includes $30,736 in expenses related to Mr. Burrows’ expatriate tax preparation fees and $3,000 in incremental costs of providing an annual physical examination.

(6)	This amount is the cost of providing an annual physical examination.

Starbucks Corporation	2015 Proxy Statement	39

FISCAL 2014 GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth information regarding fiscal 2014 annual incentive bonus awards and equity awards granted to our named executive officers in fiscal 2014.

										All
										Other
										Stock			Grant
										Awards:	All Other		Date
										Number	Option		Fair
										of	Awards:	Exercise	Value of
				Potential Future Payouts			Potential Future Payouts			Shares	Number of	or Base	Stock
				Under Non-Equity Incentive Plan			Under Equity Incentive Plan			of	Securities	Price of	and
				Awards			Awards			Stock or	Underlying	Option	Option
		Approval	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Award	Date	Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(2)
Howard Schultz	Annual[3] Incentive			131,250	2,625,000	5,250,000
	Stock[4] Options	11/05/13	11/11/13								343,712	80.99	10,242,944
	Performance[5] RSUs	11/05/13	11/11/13				40,129	80,257	160,514				6,294,559
Troy Alstead	Annual[3] Incentive			48,106	962,125	1,924,249
	Stock[4] Options	11/05/13	11/11/13								92,538	80.99	1,407,441
	Stock[6] Options	01/27/14	02/18/14								34,740	73.97	467,501
	Performance[5] RSUs	11/05/13	11/11/13				10,804	21,608	43,216				1,694,716
	Time Based[7] RSUs	01/27/14	02/18/14							8,449			601,361
Scott Maw	Annual[3] Incentive			17,809	356,183	712,366
	Stock[4] Options	11/05/13	11/11/13								23,134	80.99	351,848
	Stock[6] Options	01/27/14	02/18/14								16,675	73.97	224,394
	Performance[5] RSUs	11/05/13	11/11/13				2,701	5,402	10,804				423,679
	Time-Based[7] RSUs	01/27/14	02/18/14							4,056			288,687
Clifford Burrows	Annual[3] Incentive			37,341	746,811	1,493,621
	Stock[4] Options	11/05/13	11/11/13								92,538	80.99	1,407,441
	Performance[5] RSUs	11/05/13	11/11/13				10,804	21,608	43,216				1,694,716
	Performance[8] RSUs	07/16/14	07/16/14				—	38,105	38,105				2,905,181
John Culver	Annual[3] Incentive			26,571	531,424	1,062,848
	Stock[4] Options	11/05/13	11/11/13								64,777	80.99	985,214
	Performance[5] RSUs	11/05/13	11/11/13				7,563	15,125	30,250				1,186,254
	Performance[8] RSUs	07/16/14	07/16/14				—	38,105	38,105				2,905,181

40	Starbucks Corporation	2015 Proxy Statement

EXECUTIVE COMPENSATION TABLES

All
Other
										Stock			Grant
										Awards:	All Other		Date
										Number	Option		Fair
										of	Awards:	Exercise	Value of
				Potential Future Payouts			Potential Future Payouts			Shares	Number of	or Base	Stock
				Under Non-Equity Incentive Plan			Under Equity Incentive Plan			of	Securities	Price of	and
				Awards			Awards			Stock or	Underlying	Option	Option
		Approval	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Award	Date	Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(2)
Lucy Helm	Annual[3] Incentive			18,494	369,879	739,757
	Stock[4] Options	11/05/13	11/11/13								37,015	80.99	562,972
	Performance[5] RSUs	11/05/13	11/11/13				4,322	8,643	17,286				677,871
	Performance[8] RSUs	07/16/14	07/16/14				—	25,403	25,403				1,936,762

(1)	Annual option awards granted in November 2013 were approved by the independent directors on the recommendation of the Compensation Committee except for grants to Mr. Schultz which were approved by the independent members of the board. In accordance with our equity grant timing policy in place at the time of the November 2013 grant, the grant date for the regular annual equity grant was the second business day after our fiscal 2013 earnings release; however, since the earnings release was before the November Compensation Committee and board meetings (November 5-6, 2013), the grant date, according to the policy, was the Monday following such meetings (Monday, November 11, 2013).

(2)	The grant date fair value for performance RSUs is reported based upon the probable outcome of the performance conditions at the grant date in accordance with SEC rules.

(3)	Reflects information regarding awards under the EMBP.

(4)	Reflects stock options that will vest in four equal installments (subject to rounding of partial shares) beginning on the first anniversary of the grant date.

(5)	Reflects performance RSUs that vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

(6)	Reflects options granted in connection with mid-year promotion, that will vest in four equal installments (subject to rounding of partial shares) beginning on the first anniversary of the grant date.

(7)	Reflects promotion time-based RSUs granted in February 2014 that will vest 50% on the second anniversary of the grant date and 50% on the fourth anniversary of the grant date.

(8)	Reflects performance RSUs that vest 60% on the third anniversary of the grant date, and 20% on each of the fourth and fifth anniversaries of the grant date, subject to the attainment of a performance threshold of positive fiscal 2015 adjusted net income.

The following narrative provides further detail with respect to the information in the table above.

Equity Awards. The amount of stock options granted to executive officers for the fiscal 2014 annual equity award was based on a target value for the total equity award value. The number of stock options granted was calculated by dividing 50% of the total equity award value by a closing price multiplier. The closing price multiplier was equal to the closing market price of Starbucks stock on the date of grant multiplied by a Black-Scholes factor. The stock options shown in the table were awarded in early fiscal 2014. The target amount of performance RSUs for executive officers for fiscal 2014 was based on a target value for the total equity award value. The number of performance RSUs granted was calculated by dividing 50% of the total equity award value by the closing price of Starbucks stock on the date of grant.

All equity awards shown in this table were granted under the 2005 Key Employee Plan Sub-Plan (“2005 Key Employee Plan”) to our 2005 Long-Term Equity Incentive Plan. The stock options have an exercise price equal to the closing market price of our common stock on the date of grant. The options will vest in four equal annual installments beginning on the first anniversary of the grant date, subject to continued employment with the Company, and expire 10 years after the date of grant. Earned performance RSUs awarded to our NEOs in fiscal 2014 will vest, subject to continued employment, 50% on the second anniversary of the date of grant and 50% on the third anniversary of the date of grant. The final number of Performance RSUs earned will be based on achievement of two-year EPS and ROIC goals, as further discussed in the “Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis. All stock options will become fully vested and exercisable (i) if the recipient terminates his employment at or after the age of 55 and with at least 10 years of credited service with Starbucks (other than with respect to Mr. Schultz, as explained below) and (ii) under the circumstances described in the section below entitled “Potential Payments Upon Termination or Change in Control — Equity Acceleration.” Restricted stock units do not accelerate upon retirement or death.

Annual Incentive Plan Awards. These amounts reflect the potential threshold, target and maximum annual incentive bonus awards payable to our named executive officers under the EMBP for fiscal 2014. Amounts shown are calculated as a percentage of fiscal 2014 year-end base salary. See the discussion and analysis regarding the EMBP in the Compensation Discussion and Analysis section above for further information. Target bonus amounts assume achievement of the objective goals at the target amounts. Maximum bonus amounts assume achievement of the objective goals at the maximum amount of 200%. The named executive officers received actual bonus payouts under the Executive Management Bonus Plan for fiscal 2014 in the amounts shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Starbucks Corporation	2015 Proxy Statement	41

OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR-END TABLE
The following table provides information regarding stock options and restricted stock units held by our named executive officers as of September 28, 2014. No named executive officer has any other form of equity award outstanding.

		Option Awards						Stock Awards
										Equity	Equity
										Incentive	Incentive Plan
										Plan Awards:	Awards:
								Number of	Market Value	Number of	Market or
			Number of	Number of	Number of			Shares or	of Shares or	Unearned	Payout Value
		Number of	Securities	Securities	Securities			Units of	Units of	Shares,	of Unearned
		Securities	Underlying	Underlying	Underlying			Stock	Stock	Units or	Shares, Units
		Underlying	Unexercised	Unexercised	Options	Option		That Have	That Have	Other Rights	or Other
		Options	Options	Options	(#)	Exercise	Option	Not	Not	That Have	Rights That
	Grant	(#)	(#)	(#)	Previously	Price	Expiration	Vested	Vested	Not Vested	Have Not
Name	Date	Total Grant	Exercisable	Unexercisable	Exercised	($)	Date	(#)	($)(1)	(#)	Vested ($)(2)
Howard
Schultz	11/16/2005[3]	966,469	566,469	—	400,000	30.42	11/16/2015
	11/20/2006[4]	544,218	544,218	—	—	36.75	11/20/2016
	11/19/2007[4]	687,113	687,113	—	—	22.87	11/19/2017
	11/16/2009[4]	610,224	410,224	—	200,000	22.06	11/16/2019
	11/15/2010[4]	525,466	394,100	131,366	—	30.79	11/15/2020
	11/14/2011[4]	429,652	214,826	214,826	—	43.64	11/14/2021
	11/14/2011[5]							71,494	5,374,204
	11/15/2011[6]									272,541	20,486,907
	11/19/2012[4]	430,812	107,703	323,109	—	49.74	11/19/2022
	11/19/2012[9]									174,909	13,147,910
	11/11/2013[4]	343,712	—	343,712	—	80.99	11/11/2023
	11/11/2013[7]									80,257	6,032,919
Troy
Alstead	11/15/2010[4]	100,316	—	25,079	75,237	30.79	11/15/2020
	11/15/2010[8]							16,241	1,220,836
	11/14/2011[4]	107,413	—	53,706	53,707	43.64	11/14/2021
	11/14/2011[5]							17,873	1,343,513
	11/19/2012[4]	62,827	—	47,120	15,707	49.74	11/19/2022
	11/19/2012[9]									25,507	1,917,361
	11/11/2013[4]	92,538	—	92,538	—	80.99	11/11/2023
	11/11/2013[7]									21,608	1,624,273
	2/18/2014[4]	34,740	—	34,740	—	73.97	2/18/2024
	2/18/2014[8]							8,449	635,111
Scott
Maw	8/15/2011[4]	23,442	5,860	5,860	11,722	38.42	08/15/2021
	8/15/2011[8]							3,904	293,464
	11/15/2012[8]							8,259	620,829
	11/19/2012[4]	12,565	3,142	9,423	—	49.74	11/19/2022
	11/19/2012[9]									5,101	383,442
	11/11/2013[4]	23,134	—	23,134	—	80.99	11/11/2023
	11/11/2013[7]									5,402	406,068
	2/18/2014[4]	16,675	—	16,675	—	73.97	02/18/2024
	2/18/2014[8]							4,056	304,890
Clifford
Burrows	11/16/2009[4]	81,363	20,340	—	61,023	22.06	11/16/2019
	11/15/2010[4]	100,316	75,237	25,079	—	30.79	11/15/2020
	11/15/2010[8]							16,241	1,220,836
	11/14/2011[4]	107,413	53,707	53,706	—	43.64	11/14/2021
	11/14/2011[5]							17,873	1,343,513
	11/19/2012[4]	62,827	15,707	47,120	—	49.74	11/19/2022
	11/19/2012[9]									25,507	1,917,361
	11/11/2013[4]	92,538	—	92,538	—	80.99	11/11/2023
	11/11/2013[7]									21,608	1,624,273
	7/16/2014[10]									38,105	2,864,353
John
Culver	11/16/2009[4]	56,373	14,093	—	42,280	22.06	11/16/2019
	12/15/2009[4]	49,668	12,417	—	37,251	22.73	12/15/2019
	11/15/2010[4]	83,597	62,698	20,899	—	30.79	11/15/2020
	11/14/2011[4]	62,658	31,330	31,328	—	43.64	11/14/2021
	11/14/2011[5]							10,426	783,722
	11/19/2012[4]	68,212	17,053	51,159	—	49.74	11/19/2022
	11/19/2012[8]							20,105	1,511,293
	11/19/2012[9]									27,694	2,081,758
	11/11/2013[4]	64,777	—	64,777	—	80.99	11/11/2023
	11/11/2013[7]									15,125	1,136,946
	7/16/2014[10]									38,105	2,864,353

42	Starbucks Corporation	2015 Proxy Statement

EXECUTIVE COMPENSATION TABLES

		Option Awards						Stock Awards
										Equity	Equity
										Incentive	Incentive Plan
										Plan Awards:	Awards:
								Number of	Market Value	Number of	Market or
			Number of	Number of	Number of			Shares or	of Shares or	Unearned	Payout Value
		Number of	Securities	Securities	Securities			Units of	Units of	Shares,	of Unearned
		Securities	Underlying	Underlying	Underlying			Stock	Stock	Units or	Shares, Units
		Underlying	Unexercised	Unexercised	Options	Option		That Have	That Have	Other Rights	or Other
		Options	Options	Options	(#)	Exercise	Option	Not	Not	That Have	Rights That
	Grant	(#)	(#)	(#)	Previously	Price	Expiration	Vested	Vested	Not Vested	Have Not
Name	Date	Total Grant	Exercisable	Unexercisable	Exercised	($)	Date	(#)	($)(1)	(#)	Vested ($)(2)
Lucy
Helm	11/15/2010[4]	11,942	—	2,985	8,957	30.79	11/15/2020
	11/14/2011[4]	6,713	3,357	3,356	—	43.64	11/14/2021
	11/14/2011[5]							1,117	83,965
	01/17/2012[8]							2,096	157,556
	06/15/2012[4]	19,622	9,812	9,810	—	52.54	06/15/2022
	06/15/2012[8]							3,331	250,391
	11/19/2012[4]	39,491	9,873	29,618	—	49.74	11/19/2022
	11/19/2012[9]									16,033	1,205,201
	11/11/2013[4]	37,015	—	37,015	—	80.99	11/11/2023
	11/11/2013[7]									8,643	649,694
	07/16/2014[10]									25,403	1,909,544

(1)	Value is calculated by multiplying the number of restricted stock units (“RSUs”) that have not vested by the closing market price of our stock ($75.17) as of the close of trading on September 26, 2014 (the last trading day prior to our September 28, 2014 fiscal year-end.)

(2)	Value is calculated by multiplying the number of RSUs that may be earned upon achievement of target performance by the closing market price of our stock ($75.17) as of the close of trading on September 26, 2014; actual number of RSUs earned is based on fiscal 2014 adjusted EPS and ROIC goals.

(3)	Options vest in three equal annual installments (subject to rounding of partial shares) beginning on the first anniversary of the grant date.

(4)	Options vest in four equal annual installments (subject to rounding of partial shares), beginning on the first anniversary of the grant date.

(5)	Earned Performance RSUs vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

(6)	Earned Performance RSUs that vest 100% on the third anniversary of the grant date, subject to the attainment of a performance threshold of positive cumulative net income over the vesting period.

(7)	Reflects the number of RSUs that may be earned upon achievement of target performance; actual number of RSUs earned is based on the fiscal 2015 adjusted EPS and ROIC goals.

(8)	Time-based RSUs vest 50% on the second anniversary of the grant date and 50% on the fourth anniversary of the grant date.

(9)	Reflects the number of RSUs that may be earned upon achievement of target performance; actual number of RSUs earned is based on fiscal 2014 adjusted EPS and ROIC goals.

(10)	Performance RSUs that vest 60% on the third anniversary of the grant date, and 20% on each of the fourth and fifth anniversaries of the grant date, subject to the attainment of a performance threshold of positive fiscal 2015 adjusted net income.

Starbucks Corporation	2015 Proxy Statement	43

FISCAL 2014 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding stock options that were exercised by our named executive officers and stock awards (restricted stock units) that vested during fiscal 2014. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the stock awards vested. As illustrated by the “Grant Date” column in the table below, Value Realized on Exercise and Value Realized on Vesting represent long-term gain over many years.

		Option Awards		Stock Awards
		Number of Shares
		Acquired on	Value Realized	Number of Shares	Value Realized
		Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	Grant Date	(#)	($)	(#)	($)
Howard Schultz	11/16/2004	82,000	4,427,700
	11/16/2005	400,000	20,425,466
	11/17/2008	75,000	5,453,328
	11/16/2009	200,000	9,812,000
	11/15/2010			144,713	11,749,248
	11/14/2011			71,495	5,801,104
Troy Alstead	11/16/2009	20,340	1,191,741
	11/15/2010	25,079	1,250,552	27,627	2,243,036
	11/14/2011	26,853	993,787	17,874	1,450,296
	11/19/2012	15,707	485,497
Scott Maw	—	—	—	—	—
Clifford Burrows	11/15/2010			27,627	2,243,036
	11/14/2011			17,874	1,450,296
John Culver	11/15/2010			23,022	1,869,156
	11/14/2011			10,426	845,966
Lucy Helm	11/16/2009	11,029	606,201
	11/15/2010	8,957	397,897	3,288	266,953
	11/14/2011			1,117	90,633
	01/17/2012			2,096	156,990
	06/15/2012			3,331	250,125

NONQUALIFIED DEFERRED COMPENSATION

Management Deferred Compensation Plan

The NEOs are eligible to participate in the Management Deferred Compensation Plan (“MDCP”), a nominally funded, non-qualified plan, the benefits of which are paid by Starbucks out of our general assets. The plan is subject to the requirements of Section 409A of the Internal Revenue Code. In September 2008, the board of directors approved an amended and restated plan document to conform it to Section 409A requirements effective January 1, 2009. Deferred compensation earned prior to 2005 is not subject to Section 409A requirements and continues to be governed under the terms of the plan and the tax laws in effect on or before December 31, 2004, as applicable.

We maintain a trust agreement with an independent trustee establishing a rabbi trust for the purpose of funding benefits payable to participants (including each of our NEOs) under our MDCP. It is currently funded with a nominal amount of cash.

Deferrals. Participants may defer up to 70% of base salary to the MDCP and up to 95% of bonuses paid under the EMBP so long as they are eligible and enroll during the annual enrollment window that takes place prior to the start of each fiscal year. Prior to January 1, 2011, certain participants were eligible to receive matching contributions from Starbucks to replace the similar benefits not available to them under our 401(k) plan due to limitations imposed by the Internal Revenue Code and the 401(k) plan document. In June 2010, the board of directors approved an amendment to the Company 401(k) plan allowing for safe harbor matching contributions and eliminating certain limits imposed by the 401(k) plan document for certain highly compensated employees effective as of January 1, 2011. In conjunction with the 401(k) plan amendment, in June 2010, the board of directors approved an amendment and restatement of the MDCP, which eliminated matching contributions to the plan effective beginning with calendar year 2011.

44	Starbucks Corporation	2015 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Earnings. As a nominally funded, non-qualified plan, the MDCP uses measurement benchmarks to credit earnings on compensation deferred under the plan. Those measurement benchmarks are based on the same funds available under our 401(k) plan. Participants select which measurement funds they wish to have their account allocated to and may change how deferred compensation is allocated to the measurement funds at any time, subject to certain redemption fees and other limitations imposed by frequent trading restrictions and plan rules. Changes generally become effective as of the first trading day following the change.

In-Service Withdrawals and Separations from Service Distributions. At the time of making the deferral election for a particular year, a participant elects when the associated deferred compensation will be distributed. In general, the participant can receive scheduled “in-service” withdrawals or hardship withdrawals while still employed or have distributions paid on separation from service. The specific distribution options depend on whether the deferred compensation was earned before or after January 1, 2005 and is subject to other plan rules.

For separation from service distributions, account balances resulting from the Company match and deferred compensation earned on and after January 1, 2005 can be paid either in a lump sum or in up to 10 annual installments, in each case beginning within 60 days of separation or one year after separation. For partners who became newly eligible on or after October 1, 2010 and certain other partners, separation from service distributions can be paid either in a lump sum or amortized over a period of two to five years, in each case beginning within 60 days of separation or one year after separation. If a participant is considered a “specified employee” on his or her separation date, Section 409A requires that the payments be delayed for six months after such separation date. Account balances resulting from pre-2005 deferred compensation can be distributed either in a lump sum within 60 days of separation or, if the participant is at least age 65 on his or her separation date, in up to 10 annual installments. Retirement age under the MDCP is age 65, and no NEO was retirement eligible under the MDCP during fiscal 2014.

FISCAL 2014 NONQUALIFIED DEFERRED COMPENSATION TABLE
The following table shows contributions, earnings, withdrawals and distributions during fiscal 2014 and the account balances as of September 28, 2014 for our NEOs under the Management Deferred Compensation Plan.

	Executive Contributions	Aggregate Earnings		Aggregate Balance at
	in Fiscal 2014	(Loss) in Fiscal 2014	Aggregate Withdrawals/	Fiscal 2014 Year-End
Name	($)(1)	($)(2)	Distribution ($)	($)(3)
Howard Schultz	—	64,677	—	671,972
Troy Alstead	—	113,727	—	937,163
Scott Maw	—	—	—	—
Clifford Burrows	—	31,077	—	428,735
John Culver	97,431	166,002	—	1,718,053
Lucy Helm	—	54,520	—	644,434

(1)	This amount was deferred from Mr. Culver’s fiscal 2014 base salary which is reported in the “Salary” column of the Summary Compensation Table for fiscal 2014.

(2)	We do not provide above-market or preferential earnings on MDCP contributions, so these amounts were not reported in the Summary Compensation Table. MDCP participants can select only from the investment funds that are available under our 401(k) plan.

(3)	Of these balances, the following amounts were reported as executive and Company contributions in Summary Compensation Tables in prior-year proxy statements: Mr. Schultz — $437,631; Mr. Alstead — $0; Mr. Burrows — $317,558; and Mr. Culver — $684,022. Compensation for Mr. Maw and Ms. Helm was not subject to reporting in prior-year proxy statements. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We do not provide special change-in-control benefits to executives. Our only change-in-control arrangement, which applies to all partners, is accelerated vesting of certain equity awards. We may from time-to-time offer a severance benefit arrangement for terminated or separated executives as part of a negotiated termination of employment in exchange for a release of claims against the Company and other covenants determined to be in the best interests of the Company. None of our NEOs for fiscal 2014 had any such severance benefit arrangement.

Equity Acceleration

Acceleration Upon Change in Control. No named executive officer is entitled to any payment or accelerated benefit in connection with a change in control of Starbucks, or a change in his or her responsibilities following a change in control, except for accelerated vesting of stock options and restricted stock units granted under our 2005 Key Employee Plan. The 2005 Key Employee Plan has detailed definitions of “change in control” and resigning “for good reason.”

Starbucks Corporation	2015 Proxy Statement	45

Generally speaking, a change in control occurs if (i) we sell or liquidate all our assets; (ii) someone acquires 25% or more of our stock without prior approval of our board of directors; (iii) a majority of our directors is replaced in any 36-month period other than by new directors approved by existing directors; or (iv) Starbucks is not the surviving company after any merger.

The 2005 Key Employee Plan is a “double trigger” plan, meaning that unvested stock options and unvested restricted stock units vest immediately only if (i) there is a change in control and (ii) if stock options and restricted stock units are assumed or substituted with stock options or restricted stock units of the surviving company, the partner is terminated or resigns for good reason within one year after the change in control. Generally speaking, a resignation is “for good reason” if it results from the resigning partner: (i) having materially reduced responsibilities; (ii) being placed in a new role that is inconsistent with the pre-change-in-control role; (iii) having his or her base salary or target incentive compensation reduced; or (iv) having his or her primary work location moved by more than 50 miles. If stock options or restricted stock units are not assumed or substituted with stock options or restricted stock units of the surviving company, they vest immediately upon a change in control. We believe “double-trigger” acceleration is appropriate because vesting is accelerated only if the retention purpose of time-vested equity compensation is defeated, which occurs upon a change in control only for partners who lose their long-term incentive compensation opportunity because the acquiring company does not assume or substitute awards or the partners lose their jobs or resign for good reason. Performance RSUs granted are treated in the same manner as restricted stock units noted above once the performance period is complete and the amount of award is determined. Prior to completion of the performance period, performance RSUs do not accelerate upon a change in control and are forfeited if not assumed or substituted with awards of the surviving company.

Acceleration Upon Retirement or Death. The vesting of all options accelerates in full upon the voluntary termination of employment of any partner who satisfies the criteria for “retirement” under the 2005 Key Employee Plan, meaning the partner is at least 55 years old and has a minimum of 10 years of credited service with Starbucks, unless otherwise provided in the grant agreement. Vesting of all options also accelerates upon the partner’s death. Restricted stock units do not accelerate upon retirement or death.

Basis of Valuation. The following table shows the estimated potential incremental value of additional stock options and restricted stock units that would have vested for our NEOs as of September 26, 2014 (the last business day of fiscal 2014) under the acceleration scenarios described above. For stock options, the value is based on the difference between the aggregate exercise price of all accelerated options and the aggregate market value of the underlying shares as of September 26, 2014 calculated based on the closing market price of our stock on that day ($75.17). Accelerated restricted stock unit award value is calculated by multiplying the number of accelerated shares by the closing market price of our stock on September 26, 2014 ($75.17). Of the named executive officers, Messrs. Schultz and Burrows and Ms. Helm satisfied the criteria for “retirement” under the 2005 Key Employee Plan as of September 28, 2014. “Retirement,” as defined under the Plan, means voluntary termination of employment after attainment of age 55 and at least 10 years of service with the Company. Mr. Schultz has voluntarily waived accelerated vesting of options upon retirement for each stock option grant he has received since he became retirement eligible. Mr. Schultz agreed to forgo this accelerated retirement vesting so the Company would not be required to immediately accelerate the recognition of expense for his option awards in our financial statements. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event, the Company’s stock price and the executive’s age.

	Value of Accelerated Equity Awards ($)
		Change in	Change in
		Control	Control
	Change in	with No	plus
	Control	Replacement	Qualifying
Name	Only	Equity	Termination	Death	Retirement
Howard Schultz	—	65,862,745	65,862,745	20,820,806	N/A
Troy Alstead	—	10,787,526	10,787,526	4,046,431	N/A
Scott Maw	—	2,483,685	2,483,685	474,992	N/A
Clifford Burrows	—	12,975,080	12,975,080	4,004,743	4,004,743
John Culver	—	11,594,420	11,594,420	3,216,347	N/A
Lucy Helm	—	5,469,841	5,469,841	1,213,490	1,213,490

46	Starbucks Corporation	2015 Proxy Statement

PROPOSAL 3 — RATIFICATION OF SELECTION OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. As a matter of good corporate governance, the Audit Committee requests that shareholders ratify its selection of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for fiscal 2015. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during fiscal 2015 if it determines that such a change would be in the best interests of the Company and our shareholders. In addition to the selection of the firm and in conjunction with the mandated rotation of Deloitte’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of Deloitte’s new lead engagement partner. Deloitte audited our consolidated financial statements and internal controls over financial reporting for fiscal 2014 and fiscal 2013. The members of the Audit Committee and the board believe that the continued retention of Deloitte to serve as the Company’s independent external auditor is in the best interests of the Company and its investors. We expect that representatives of Deloitte will be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions by shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The Audit Committee reviews a description of the scope of services falling within pre-designated fee categories and imposes specific budgetary guidelines. The following table sets forth the aggregate fees from Deloitte, which were in compliance with the pre-approval policy, for fiscal 2014 and fiscal 2013:

Type of Fees	Fiscal 2014	Fiscal 2013
Audit Fees	$5,805,000	$5,317,000
Audit-Related Fees	$124,000	$130,000
Tax Fees	$354,000	$362,000
All Other Fees	$20,000	$44,000
Total	$6,303,000	$5,853,000

Audit Fees consist of fees paid to Deloitte for:

●	the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q;

●	the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and

●	services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit

Fees. This category includes fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments and consultations concerning financial accounting and reporting standards.

Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, return preparation, tax audits and customs and duties.

All Other Fees consist of fees for permitted services other than those that meet the criteria above and include research subscriptions.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte and has concluded that it is.

Starbucks Corporation	2015 Proxy Statement	47

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND
PERMISSIBLE NON-AUDIT SERVICES OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for appointing, setting compensation for and overseeing Deloitte’s work. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by Deloitte. The policy is available at www.starbucks.com/about-us/company-information/ corporate-governance. The policy provides for the general pre-approval of specific types of services and gives detailed guidance to management as to the specific services that are eligible for general pre-approval, and provides specific cost limits for each such service on an annual basis. The policy requires specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The Audit Committee’s charter delegates to its chair the authority to address any requests for pre-approval of services between Audit Committee meetings, and the chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve any permitted services.

Requests for pre-approval for services that are eligible for general pre-approval must be submitted to our controller and be detailed as to the services to be provided and the estimated total cost. The controller then determines whether the services requested fall within the detailed guidance of the Audit Committee in the policy as to the services eligible for general pre-approval. Deloitte and management must report to the Audit Committee on a timely basis regarding the services provided by Deloitte in accordance with general pre-approval.

AUDIT COMMITTEE REPORT

As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2014 with management and Deloitte and discussed those matters required to be discussed under Public Company Accounting Oversight Board standards with Deloitte. The Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements for fiscal 2014 be included in Starbucks Annual Report on Form 10-K filed with the SEC.

Respectfully submitted,

Mellody Hobson (Chair)
Kevin R. Johnson*
Joshua Cooper Ramo
Javier G. Teruel
Craig E. Weatherup

*	Mr. Johnson was an independent member of the board of directors, the chair of the Compensation Committee and a member of the Audit Committee until his appointment as president and chief operating officer of Starbucks in January 2015, after which time he continued to serve as a non-independent member of the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.

48	Starbucks Corporation	2015 Proxy Statement

PROPOSAL 4 — SHAREHOLDER PROPOSAL TO
ESTABLISH A BOARD COMMITTEE ON SUSTAINABILITY

Mr. John Harrington has notified the Company that he intends to submit the following proposal at this year’s Annual Meeting. As explained below, our board unanimously recommends that you vote “AGAINST” this shareholder proposal. Mr. Harrington beneficially owns

800 shares of Starbucks common stock. We will provide the address of the individual submitting this proposal promptly upon a shareholder’s oral or written request. The proponent is responsible for the content of the proposal, for which we and our board accept no responsibility.

SHAREHOLDER PROPOSAL TO ESTABLISH A BOARD
COMMITTEE ON SUSTAINABILITY

RESOLVED: Amend Article II of the bylaws of the corporation to add a new section 2.11 authorizing the board to establish a Board Committee on Sustainability.

2.11 Board Committee on Sustainability:

A)	The Board is authorized and encouraged to appoint a Board Committee on Sustainability. Such committee could engage in ongoing review of corporate policies, above and beyond matters of legal compliance, to assess the Corporation’s response to changing conditions and knowledge of the natural environment, including but not limited to, waste creation and disposal, natural resource limitations, energy use, waste usage, and climate change.

B)	The Board of Directors is authorized in its discretion, consistent with these Bylaws and the Washington Business Corporation Act, by resolution adopted by a majority of the Board members to:

(1) select the members of the Committee, (2) provide said committee with funds for operating expenses, (3) prescribe guidelines for said Committee’s operations, (4) empower said Committee to solicit public input and to issue periodic reports to shareholders and the public, at reasonable expense and excluding confidential information, on the Committee’s activities, findings and recommendations, (5) articulate any impact of committee membership on the member’s fiduciary responsibility, and (6) adopt any other measures within the Board’s discretion consistent with these Bylaws and applicable law.

C)	Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the company. The Board Committee on Sustainability shall not incur any costs to the company except as authorized by the Board of Directors.

SUPPORTING STATEMENT
The Board Committee on Sustainability would be authorized on an ongoing basis to initiate, review, and make policy recommendations regarding the company’s preparedness for changing environmental conditions that may affect the sustainability of our business. Issues related to sustainability might include, but are not limited to: global climate change, emerging concerns regarding toxicity of materials, resource shortages, biodiversity loss, and political instability due to changing environmental conditions. As things stand now, the Nominating and Governance Committee has responsibility to conduct an annual review of the Company’s Global Responsibility Report, but this is just one among 18 other duties which primarily relate to the recruitment, election, duties, and compensation of the Board members. The proponent believes it is important for an independent committee to be created with focused fiduciary duties for oversight of company sustainability policies and practices.

Adoption of this resolution would enhance our reputation and reinforce our company’s position as an industry leader in this area of increasing and long term concern to investors and policy makers. The proposed by-law would authorize and encourage the creation of a Board Committee, but would retain discretion for appointment and implementation with the full Board of Directors.

BOARD RECOMMENDATION
The Starbucks Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

We do not believe that authorizing or establishing a board committee solely dedicated to environmental sustainability is necessary for us to continue to be a leader in this area nor would such committee enhance the effectiveness of the board’s current oversight framework.

Starbucks is committed to being a responsible leader and has a demonstrated history of performance in the area of environmental and social responsibility. Our efforts, programs and initiatives have been designed to remain relevant to our business and positively impact the communities we serve. As evident in our Global Responsibility Report, which we have issued annually for the past thirteen years (available through our website at

Starbucks Corporation	2015 Proxy Statement	49

http://www.starbucks.com/responsibility/global-report), we have a long history and proven and recognized record of acting in an environmentally and socially responsible manner and prioritizing sustainability issues. The way we carry out our business and the programs and partnerships in which we have invested have produced significant and documented positive results.

A few recent highlights of our progress, performance and recognition with respect to sustainability issues include:

●	In 2014, Starbucks was included in key sustainability-related rankings such as the Dow Jones Sustainability Index, FTSE4Good Index Series, Newsweek Green Rankings, Climate Counts (sector-leader) and the Carbon Disclosure Project.

●	We have advocated for and been active with respect to sustainability-related issues via the Copenhagen Communiqué, the Avoid Deforestation Partners and the UN Global Compact.

●	Starbucks is a founding member of and has been active in the Business for Innovative Climate Energy Partnership Coalition (BICEP), which aims to positively impact US legislation on climate change and energy policy.

●	We have been a leader in global responsibility reporting since 2001 and are one of the few publicly traded companies in the United States that have consistently published a report on this topic in each of the last thirteen years. In 2015 we will publish our fourteenth Global Responsibility Report.

●	We also have continued to meet a variety of environmental reporting standards, including the Carbon Disclosure Project and the Global Reporting Initiative Sustainability Reporting Framework (GRI).

The Starbucks board of directors is responsible for organizing its functions and conducting its business in the manner it deems most effective and efficient, consistent with its duties of good faith and due care. Accordingly, the board has established committees with responsibility for oversight of certain Starbucks activities, businesses and functions. In 2011, in order to provide the board with more direct oversight of our environmental and social responsibility policies, we amended the charter of our Nominating/Governance Committee to make the Nominating/Governance Committee responsible for annually reviewing and assessing the effectiveness of the Company’s environmental and social responsibility policies, goals and programs through our annual Global Responsibility Report, and to authorize the Nominating/ Governance Committee to make recommendations as deemed appropriate based its review and assessment. Our senior vice president, global responsibility and public policy, meets formally with the Nominating/Governance Committee at least annually, presents and discusses with the Committee the Global Responsibility Report, provides the Committee with updates and additional information as requested by the Committee, and obtains the Committee’s feedback, guidance and recommendations. With the Committee’s input and oversight, and as part of our strategic planning process, our senior vice president, global responsibility and public policy, guides our overall environmental and social responsibility strategy and leads a global cross-company team that reports regularly to our senior executives.

The board believes that a committee on sustainability would dilute the existing committee structure, would be duplicative of the functions already performed by the Nominating/Governance Committee and could impair the board’s efficiency and effectiveness by establishing an additional, single issue committee, which the board believes to be undesirable.

The Company’s existing governance framework and commitment to strong performance in the area of environmental and social responsibility makes the additional board committee the proponent suggests unnecessary.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST PROPOSAL NUMBER 4.

50	Starbucks Corporation	2015 Proxy Statement

PROPOSAL 5 — SHAREHOLDER PROPOSAL FOR AN
INDEPENDENT BOARD CHAIRMAN

Mr. James McRitchie and Ms. Myra K. Young have notified the Company that they intend to submit the following proposal at this year’s Annual Meeting. As explained below, our board unanimously recommends that you vote “AGAINST” this shareholder proposal. Mr. McRitchie and Ms. Young beneficially own 100 shares of Starbucks common stock.

We will provide the address of the individuals submitting this proposal promptly upon a shareholder’s oral or written request. The proponents are responsible for the content of the proposal, for which we and our board accept no responsibility.

SHAREHOLDER PROPOSAL FOR AN INDEPENDENT
BOARD CHAIRMAN

RESOLVED: Shareholders request that our Board of Directors adopt a policy, and amend other governing documents as necessary, to require the Chair of the Board of Directors to be an independent member of the Board. This independence requirement shall apply prospectively, with the next CEO, so as not to violate any contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.

SUPPORTING STATEMENT
When our CEO is also our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets.

A 2012 report by GMIRatings, The Costs of a Combined Chair/CEO (available at http://origin.library.constantcontact. com/download/get/file/1102561686275-208/GMIRatinqs_CEOChairComp_062012.pdf), found that companies with a separate CEO and chair provide investors with five-year shareholder returns that are nearly 28% higher than those helmed by a party of one.

Although the study also found that companies with a combined CEO/Chair earned slightly more than those with separate positions over a one-year period, that is because a CEO, unopposed by an independent chairman, has more freedom to make decisions that immediately benefit the company and their own pay. However, those decisions are often at odds with a successful long-term model.

The study also found that corporations with combined CEO and chair roles are 86% more likely to register as “Aggressive” in GMI’s Accounting and Governance Risk (AGR®) model.

Still, the biggest reason to split the roles is to bring more accountability and oversight to the CEO’s job and to free the board to truly act as the CEO’s boss.

Some argue a ‘lead director’ is enough. However, lead directors are not considered the equivalent of board chairmen by the board or shareowners, even when such directors are provided with comparable authorities.

The Council of Institutional Investors, whose members invest over $3 trillion, clearly favors an independent chair in the following policy: “The board should be chaired by an independent director.”

Evolution of the role of the board has created an array of significant duties, difficult to reconcile with the time required to manage the demands of a large company. According to a survey by the National Association of Corporate Directors, 72.8% of directors serving on boards with an independent chair opined that companies greatly benefit, while 6.7% stated they did not. (See http://web.law.columbia.edu/sites/ default/files/microsites/millstein-center/2009%2003% 2030%20Chairing%20The%20Board%20final.pdf)

According to a Spencer Stewart survey of board members, 64% agree or strongly agree that splitting the positions results in more independent thought by directors, while 60% affirm that it leads to more effective CEO evaluations. (http://www.corpgov.deloitte.com/binary/com.epicentric.contentmanagement.servlet.ContentDeliveryServlet/USEng/Documents/Board% 20Governance/What%20Directors%20Think%202014_CorporateBoardMember.pdf, page 21.)

Please vote to protect and enhance long-term shareholder value:
Independent Board Chairman - Proposal 5

Starbucks Corporation	2015 Proxy Statement	51

BOARD RECOMMENDATION
The Starbucks Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

We believe that our current board leadership structure, where we have delegated many oversight responsibilities to independent board committees, have appointed a presiding (lead) independent director, and have the ability to determine whether to combine the chairman and chief executive positions, best serves our shareholders and is currently the most effective leadership structure for Starbucks. Currently, the board has determined that it is best for Mr. Schultz to serve as chairman given his in-depth knowledge of Starbucks business and industry and his ability to formulate and implement strategic initiatives. Mr. Schultz is intimately involved in positioning Starbucks for on-going global growth, working closely with the Company’s senior leadership team to ensure continued disciplined growth and operational excellence around the world. Mr. Schultz is thus in a position to elevate the most critical business issues for consideration by the independent directors of the board. In addition, having a combined chairman and chief executive officer enables Starbucks to speak with a unified voice to shareholders, customers and other stakeholders.

Additionally, we believe that our corporate governance structure, which includes a presiding (lead) independent director as well as the exercise of key board oversight responsibilities by independent directors, provides an effective balance for management of the Company that has operated effectively and in the best interests of shareholders.

Our presiding independent director is elected every two years by the independent directors and may not serve more than two consecutive terms. The presiding independent director presides at the scheduled executive sessions of independent directors, presides at all meetings of the board at which the chairman is not present, and has the authority to call meetings of the independent directors and of the entire board. Pursuant to our Corporate Governance Principles and Practices, the duties of the presiding independent director also include:

●	serving as a liaison between the independent directors and the chairman;

●	approving the scheduling of board meetings, as well as the agenda and materials for each board meeting and executive session of the independent directors;

●	approving and coordinating the retention of advisors and consultants to the board; and

●	such other responsibilities as the independent directors may designate from time to time.

Our board leadership structure supports the independence of our non-management directors. The independent directors meet in executive session at each board meeting without the presence of management. All board members also have access to senior management. Additionally, as more fully described earlier in this proxy statement, each of the standing board committees is comprised solely of and led by independent directors and has oversight responsibilities over critical matters of the Company, such as overseeing our financial and reporting process, including review of the Company’s quarterly and annual financial results, the compensation of executive officers, including the chairman and chief executive officer, and the nomination of directors and the evaluation of the board and its committees.

We believe that the flexibility that our board currently has to determine whether having the chief executive officer or another director serve as chairman is a more appropriate and responsible approach to addressing effective board leadership structures and serving the best interests of shareholders.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST PROPOSAL NUMBER 5.

52	Starbucks Corporation	2015 Proxy Statement

OTHER BUSINESS

The board of directors knows of no other matters that properly may be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 28, 2014 regarding total shares subject to outstanding stock options and rights and total additional shares available for issuance under our existing equity incentive and employee stock purchase plans.

					Number of Securities
					Remaining Available for
	Number of Securities to		Weighted-Average		Future Issuance Under
	be Issued Upon Exercise		Exercise Price of		Equity Compensation Plans
	of Outstanding Options,		Outstanding Options,		(Excluding Securities
(a) Plan Category	Warrants and Rights		Warrants and Rights		Reflected in Column (a))
Equity compensation plans
approved by security holders	19,749,954		$29.73	(1)	62,125,972	(2)
Equity compensation plans not
approved by security holders	47,630	(3)	$27.32		1,310,781	(4)
Total	19,797,584		$29.72	(1)	63,436,753	(5)

(1)	The weighted-average exercise price takes into account 5,417,555 shares under approved plans issuable upon vesting of outstanding restricted stock units, which have no exercise price. The weighted average exercise price solely with respect to options outstanding under the approved plans is $37.88.

(2)	Consists of 56,018,357 shares remaining available for issuance under the 2005 Long-Term Equity Incentive Plan and 6,107,615 shares remaining available for issuance under the 1995 Employee Stock Purchase Plan. Shares available for issuance under the 2005 Long-Term Equity Incentive Plan may be issued pursuant to stock options, restricted stock, restricted stock units and stock appreciation rights.

(3)	Consists of shares under our 1991 Company-Wide Bean Stock Option Plan (the “1991 Bean Stock Plan”).

(4)	Consists of shares remaining available for issuance under the UK Share Incentive Plan.

(5)	Consists of the following shares remaining available for issuance: 56,018,357 under the 2005 Long-Term Equity Incentive Plan, 6,107,615 under the 1995 Employee Stock Purchase Plan and 1,310,781 under the UK Share Incentive Plan.

The 1991 Bean Stock Plan is our former broad-based stock option plan and provided for the annual issuance of stock options to eligible partners. The 1991 Bean Stock Plan was approved and adopted by our board of directors in 1991 and did not require shareholder approval. Generally, options were granted annually under the 1991 Bean Stock Plan. These grants required board approval, were linked to overall Company performance in the prior year and were granted to partners as a percentage of base salary. The 1991 Bean Stock Plan was replaced by the 2005 Company-Wide Sub-Plan to the Starbucks Corporation 2005 Long-Term Equity Incentive Plan. The Starbucks Corporation 2005 Long-Term Equity Incentive Plan, as amended and restated, was approved by our shareholders on March 20, 2013.

Starbucks Corporation	2015 Proxy Statement	53

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS

REVIEW AND APPROVAL OF RELATED-PERSON TRANSACTIONS

Under the Audit Committee’s charter, and consistent with NASDAQ rules, any material potential or actual conflict of interest or transaction between Starbucks and any “related person” of Starbucks must be reviewed and approved or ratified by the Audit Committee. SEC rules define a “related person” of Starbucks as any Starbucks director (or nominee), executive officer, 5%-or-greater shareholder or immediate family member of any of these persons.

Our board of directors has adopted a written Policy for the Review and Approval of Related-Person Transactions Required to Be Disclosed in Proxy Statements, which states that it is the policy of Starbucks not to participate in “related person” transactions. In select circumstances, if the transaction provides Starbucks with a demonstrable and significant strategic benefit that is in the best interests of Starbucks and its shareholders and has terms that are competitive with terms available from unaffiliated third parties, then the Audit Committee may approve the transaction. The policy also provides that any “related person” as defined above must notify the chair of the Audit Committee before becoming a party to, or engaging in, a potential related-person transaction that may require disclosure in our proxy statement under SEC rules, or if prior approval is not practicable, as soon as possible after engaging in the transaction. Based on current SEC rules, transactions covered by the policy include:

●	any individual or series of related transactions, arrangements or relationships (including, but not limited to, indebtedness or guarantees of indebtedness), whether actual or proposed;

●	in which Starbucks was or is to be a participant;

●	the amount of which exceeds $120,000; and

●	in which the related person has or will have a direct or indirect material interest. Whether the related person has a direct or indirect material interest depends on the significance to investors of knowing the information in light of all the circumstances of a particular case. The importance to the person having the interest, the relationship of the parties to the transaction with each other and the amount involved in the transaction are among the factors to be considered in determining the significance of the information to investors.

The Audit Committee chair has the discretion to determine whether a transaction is or may be covered by the policy. If the chair determines that the transaction is covered by the policy, then the transaction is subject to full Audit Committee review and approval. The Audit Committee’s decision is final and binding. Additionally, the Audit Committee chair has discretion to approve, disapprove or seek full Audit Committee review of any immaterial transaction involving a related person (i.e., a transaction not otherwise required to be disclosed in the proxy statement).

In considering potential related-person transactions, the Audit Committee looks to SEC and NASDAQ rules, including the impact of a transaction on the independence of any director. Once the Audit Committee has determined that (i) the potential related-person transaction will provide Starbucks with a demonstrable and significant strategic benefit that is in the best interests of Starbucks and its shareholders and (ii) that the terms of the potential related-person transaction are competitive with terms available from unaffiliated third parties, the Audit Committee may consider other factors such as:

●	whether the transaction is likely to have any significant negative effect on Starbucks, the related person or any Starbucks partner;

●	whether the transaction can be effectively managed by Starbucks despite the related person’s interest in it;

●	whether the transaction would be in the ordinary course of our business; and

●	the availability of alternative products or services at comparable prices.

RELATED-PERSON TRANSACTIONS SINCE THE BEGINNING OF FISCAL 2014

During fiscal 2014, Mr. Schultz made personal use of a Company-owned aircraft for which he reimbursed the Company at its aggregate incremental cost. Mr. Schultz’s reimbursements for flights taken on the Company-owned aircraft during fiscal 2014 totaled $113,356. The Audit Committee approved this aircraft transaction.

Additionally, at the end of fiscal 2013, Starbucks entered into a series of agreements under which Starbucks acquired the right to use an aircraft leased by an entity owned by Mr. Schultz (“Sublessor”) to address the Company’s need for additional flight capacity for business purposes. Under an exclusive sublease agreement with the Sublessor, Starbucks subleases and operates the aircraft for a monthly rent of $269,297 and is responsible for the operation of the aircraft, aircraft maintenance, insurance and all other overhead costs. The sublease will terminate upon Mr. Schultz’s discontinuation of day-to-day activities in Starbucks management or may be terminated sooner by either party upon 45 days’ notice. Starbucks

54	Starbucks Corporation	2015 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

and Mr. Schultz also entered into an agreement pursuant to which Mr. Schultz pays Starbucks for his personal use of the aircraft. These amounts are calculated on a fully allocated cost basis and include, among other things, crew services, maintenance, insurance, fuel, support services and associated overhead. Pursuant to the agreement, Mr. Schultz paid to Starbucks a one-time deposit of $498,477, equal to one and one-half times the estimated monthly costs for his personal use of the aircraft in the first year. The deposit is subject to adjustment by Starbucks based on changes to the estimated annual costs for Mr. Schultz’s personal use in future years. The agreement also provides for Mr. Schultz to pay to Starbucks monthly advance payments based upon estimated annual costs for his personal use. For certain personal flights for which Mr. Schultz is not permitted by the Federal Aviation Administration to reimburse Starbucks on a fully allocated basis, he reimburses Starbucks for twice the cost of fuel under a separate time sharing agreement between the Company and Mr. Schultz. At the end of each fiscal year the amounts required to be paid by Mr. Schultz under these aircraft use agreements are reconciled with the amounts advanced by Mr. Schultz. For fiscal 2014, after reconciliation, including reimbursement to Mr. Schultz for advance overpayments made in fiscal 2014, the amounts paid by Mr. Schultz under these aircraft use agreements totaled $2,783,674. For fiscal 2015, Mr. Schultz’s monthly payments are $337,779 based upon his estimated annual usage in fiscal 2015. At the end of fiscal 2015 the costs required to be paid by Mr. Schultz for his actual personal use in fiscal 2015 will be reconciled with his advance payments.

Starbucks also entered into a hangar space lease with an entity owned by Mr. Schultz (“Tenant”) under which Starbucks leases a portion of the Company’s hangar to the Tenant for parking the aircraft and Starbucks receives rent calculated based on a pro-rata portion of the maintenance, utilities and other expenses paid by Starbucks for the hangar. The hangar space lease became effective on June 1, 2014 after approval by the lessor of the ground lease on which the hangar is located. For fiscal 2014, the total rent paid by Tenant under the hangar space lease was

$94,000. Prior to the effective date of the hangar space lease, the value of the hangar space was included in the fully allocated cost paid by Mr. Schultz for the use of the aircraft. For 2015, monthly rent under the hangar lease is estimated to be $23,303, subject to adjustment based on Starbucks actual costs. The hangar space lease terminates no later than the tenth anniversary of Mr. Schultz’s discontinuation of day-to-day activities in Starbucks management or the expiration of the underlying ground lease on which the hangar is located.

Additionally, (i) each of Starbucks and Mr. Schultz entered into separate non-exclusive sublease agreements for the aircraft with Sublessor and (ii) Starbucks and Mr. Schultz entered into a support services agreement to take effect upon the termination of the exclusive sublease agreement described above and to continue for a period of ten years after Mr. Schultz’s discontinuation of day-to-day activities in Starbucks management. Under this follow-on arrangement, Mr. Schultz will sublease the aircraft directly from the Sublessor and operate it (using support services provided by the Company) for all flights (other than business flights operated by Starbucks) and will be responsible for all costs associated with the aircraft other than the direct operating cost of Starbucks flights. Starbucks will pay to Sublessor hourly rent (under a formula based on the amount of hours the aircraft is flown). Under the support services agreement, Mr. Schultz will pay Starbucks a fee for support services and will also be responsible for all aircraft operating costs, including crew services, maintenance, insurance, fuel and associated overhead that are required to enable Mr. Schultz to operate his own personal flights. The support services fee to be paid to Starbucks under the support services agreement will be determined based on market rates when the agreement takes effect based on an evaluation of third-party support/management fees for support services similar to those provided under the support services agreement.

The Audit Committee and independent members of the board of directors reviewed and approved these transactions pursuant to our Policy for the Review and Approval of Related-Person Transactions Required to Be Disclosed in Proxy Statement.

Starbucks Corporation	2015 Proxy Statement	55

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information concerning the “beneficial ownership” of our common stock by (i) those persons who we know to beneficially own more than 5% of our outstanding common stock; (ii) our current directors and nominees; (iii) the “named executive officers” listed in the Summary Compensation Table; and (iv) all of our current directors and executive officers as a group. Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act, which may result in a number that is different than the beneficial ownership number reported in forms filed pursuant to Section 16. Information is provided as of December 3, 2014. An asterisk in the percent of class column indicates beneficial ownership of less than 1%. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.

					Total
				Deferred Stock	Beneficial	Percent
Name of Beneficial Owner	Shares(1)		Options(2)	Units(3)	Ownership	of Class(4)
Directors and Officers
Howard Schultz	19,801,103	[5]	3,357,063	—	23,158,166	3.07%
William W. Bradley	8,245		122,862	9,755	140,862	*
Robert M. Gates	3,300		—	9,691	12,991	*
Mellody Hobson	167,992	[6]	153,825	2,975	324,792	*
Kevin R. Johnson	32,322		11,695	—	44,017	*
Olden Lee	18,922		169,005	4,911	192,838	*
Joshua Cooper Ramo	5,499		30,000	7,886	43,385	*
James G. Shennan, Jr.	248,484	[7]	102,090	13,562	364,136	*
Clara Shih	—		3,348	9,856	13,204	*
Javier G. Teruel	12,600		273,424	13,562	299,586	*
Myron E. Ullman, III	7,000		253,285	—	260,285	*
Craig E. Weatherup	37,503	[8]	253,285	—	290,788	*
Troy Alstead	80,548		90,774	—	171,322	*
Clifford Burrows	72,306		402,899	—	475,205	*
John Culver	86,433		207,402	—	293,835	*
Lucy Helm	47,899		141,748	—	189,647	*
Scott Maw	4,853		17,927	—	22,780	*
All current directors and executive officers as a group
(17) persons	20,635,009		5,590,632	72,198	26,297,839	3.50%
5% Shareholders
FMR LLC	45,887,308	[9]	—	—	45,887,308	6.12%
BlackRock, Inc.	40,973,788	[10]	—	—	40,973,788	5.46%

(1)	Represents the number of shares of common stock beneficially owned on December 3, 2014.

(2)	Represents options that were exercisable on December 3, 2014 and options that become exercisable within 60 days of December 3, 2014.

(3)	Represents the number of common stock units held under our Deferred Compensation Plan for Non-Employee Directors.

(4)	Based on 749,923,886 shares of Starbucks common stock outstanding on December 3, 2014. Percent of class as of December 3, 2014 is calculated for each person and group by dividing the number of shares beneficially owned by the sum of the total shares outstanding plus the number of shares subject to securities beneficially owned by that person or group.

(5)	Includes 637,650 shares of common stock held by the Schultz Family Foundation as to which Mr. Schultz disclaims beneficial ownership and 295,000 shares held by a family-owned limited liability company. Also includes 1,000,000 shares of common stock held by Mr. Schultz’s spouse and 1,000,000 shares held in a grantor retained annuity trust for which Mr. Schultz is the sole trustee and sole beneficiary.

(6)	Includes 141,573 shares of common stock held by The GWL Living Trust as to which Ms. Hobson disclaims beneficial ownership.

(7)	Consists of 62,440 shares held by Shennan Family Investments LLC, a limited liability company in which Mr. Shennan is a manager, 156,044 shares held by Shennan LLC, a limited liability company in which Mr. Shennan is a manager and 30,000 shares held in a trust of which Mr. Shennan or his spouse is a trustee for the benefit of members of the Shennan family.

(8)	Consists of 37,503 shares held in a trust of which Mr. Weatherup and his wife are trustees for the benefit of members of the Weatherup family.

(9)	FMR LLC stated in its Schedule 13G filing with the SEC on February 14, 2014 (the “FMR 13G filing”) that, of the 45,887,308 shares beneficially owned at December 31, 2013, it has (a) sole voting power with respect to 2,934,268 shares, (b) shared voting power with respect to no shares, and (c) sole investment power with respect to all 45,887,308 shares. According to the FMR 13G filing, the address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 41,573,770 shares as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. Edward C. Johnson 3d (Chairman of FMR LLC) and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 41,573,770 shares owned by the funds. Neither FMR LLC, nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

(10)	BlackRock, Inc. stated in its Schedule 13G filing with the SEC on February 4, 2014 (the “BlackRock 13G filing”) that, of the 40,973,788 shares beneficially owned at December 31, 2013, it has (a) sole voting power with respect to 32,592,290 shares, (b) shared voting power with respect to 18,710 shares, and (c) sole investment power with respect to all 40,973,788 shares. According to the BlackRock 13G filing, the address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

56	Starbucks Corporation	2015 Proxy Statement

BENEFICIAL OWNERSHIP OF COMMON STOCK

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Our directors, executive officers and greater-than-10% shareholders are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file. We file Section 16(a) reports on behalf of our directors and executive officers to report their initial and subsequent changes in beneficial ownership of our common stock. To our knowledge, based solely on a review of the reports we filed on behalf of our directors and executive officers, written representations from these persons that no other reports were required and all Section 16(a) reports provided to us, we believe that during fiscal 2014 our directors, executive officers and holders of more than 10% of our common stock filed the required reports on a timely basis under Section 16(a), except for one Form 4 to report the withholding of shares for taxes upon the vesting of restricted stock units that was inadvertently filed late on behalf of Lucy Helm.

ADDITIONAL INFORMATION

Expenses of Solicitation. We will bear the expense of preparing, printing and mailing this proxy statement and the proxies we solicit. Proxies will be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors, officers and Starbucks partners in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration. We have retained Alliance Advisors, LLC to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay Alliance $18,500, plus reasonable out-of-pocket expenses, for proxy solicitation services.

We also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice.

Your cooperation in promptly voting your shares and submitting your proxy by the Internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Internet Voting. The Company is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number to allow shareholder to vote their shares and to confirm that their instructions have been properly recorded.

INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Under SEC rules, Starbucks has elected to make our proxy materials available to the majority of our shareholders over the Internet rather than mailing paper copies of those materials to each shareholder. On January 23, 2015, we mailed to the majority of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing shareholders to a website where they can access the proxy statement for our Annual Meeting of Shareholders and Annual Report and view instructions on how to vote their shares via the Internet or by phone. If you received the Notice only and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed to you.

Starbucks Corporation	2015 Proxy Statement	57

PROPOSALS OF SHAREHOLDERS

Pursuant to SEC Rule 14a-8, shareholder proposals intended for inclusion in our 2016 proxy statement and acted upon at our 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) must be received by us at our executive offices at 2401 Utah Avenue South, Mail Stop S-LA1, Seattle, Washington 98134, Attention: Corporate Secretary, on or prior to September 25, 2015.

Shareholder proposals submitted for consideration at the 2016 Annual Meeting of Shareholders but not submitted for inclusion in our proxy statement for our 2016 Annual Meeting pursuant to SEC Rule 14a-8, including shareholder nominations for candidates for election as directors, generally must be delivered to the Corporate Secretary at our executive offices not later than 120 days nor earlier than 150 days before the first anniversary of the date of the 2015 Annual Meeting of Shareholders. As a result, any notice given by a shareholder pursuant to the provisions of our bylaws (other than notice pursuant to SEC Rule 14a-8) must be received no earlier than October 20, 2015, and no later than November 19, 2015. However, if the date of the 2016 Annual Meeting occurs more than 30 days before or more than 60 days after March 18, 2016, notice by the shareholder of a proposal must be delivered no earlier than the close of business on the 150th day prior to the date of such annual meeting and no later than the close of business on the later of the 120th day prior to the date of such annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Shareholder proposals or nominations must include the specified information concerning the shareholder and the proposal or nominee as described in our bylaws.

SHAREHOLDERS SHARING THE SAME ADDRESS

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those shareholders that received a paper copy of proxy materials in the mail, one copy of our fiscal 2014 annual report on Form 10-K to shareholders and this proxy statement, to multiple shareholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing costs, mailing costs and fees, and also supports our environmental goals set forth in our annual report on Global Responsibility.

If you are a shareholder, share an address and last name with one or more other shareholders and would like to revoke your householding consent or you are a shareholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

58	Starbucks Corporation	2015 Proxy Statement

ADDITIONAL INFORMATION

ANNUAL REPORT TO SHAREHOLDERS ON FORM 10-K
The fiscal 2014 Annual Report on Form 10-K, is being mailed with this proxy statement to those shareholders that received a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability of Proxy Materials, this proxy statement and our Annual Report are available at our website at http://investor.starbucks.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com. Upon request by any shareholder, we will furnish, without charge, a copy of the Annual Report.

To submit your request by telephone, call 1-800-579-1639. To request by email, contact
sendmaterial@proxyvote.com

By order of the board of directors,

Lucy Lee Helm
executive vice president, general counsel and secretary
Seattle, Washington January 23, 2015

Annual Meeting Voting	Investor Relations

Web links and QR codes throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

Starbucks Corporation	2015 Proxy Statement	59

WE SHARE YOUR COMMITMENT TO THE ENVIRONMENT.

“Our comprehensive approach to reducing our environmental impact means looking at all aspects of our business, how they intersect and how we can integrate new solutions to create meaningful and sustained change. By building more energy-efficient stores and facilities, conserving the energy and water we use, and scaling front-of-store recycling for customers, we are pushing ourselves to reduce the environmental footprint of our business operations.”

We have used 30% post-consumer waste recycled paper for the proxy statement and Annual Report, and printed all proxy materials using soy-based inks. This, combined with our adoption of electronic delivery of proxy materials, has reduced the impact on the environment by:

Saving 11 tons of paper, or about 76 trees;

Using 34 million fewer BTUs of energy, enough to power an American home for 136 days;

Producing 6,532 fewer pounds of CO2, the equivalent of removing one car from the road for 217 days;

Saving 35,426 gallons of water;

Saving approximately 2,371 pounds of solid waste; and

Reducing hazardous pollutants by 6lbs.

Responsibility
Environmental impact estimates were made using the Environmental Paper Network Paper Calculator Version 3.2. For more information visit www.papercalculator.org.

TICKETING AND TRANSPORTATION INFORMATION FOR THE STARBUCKS CORPORATION 2015 ANNUAL MEETING OF SHAREHOLDERS

Date: Wednesday, March 18, 2015

Time: 10:00 a.m. (Pacific Time) - Doors open at 8:00 a.m. (Pacific Time)

Place: Marion Oliver McCaw Hall at Seattle Center, 321 Mercer Street, Seattle, Washington 98109

Admission Requirements: As noted in this document, to be admitted to the meeting you will be required to present a government-issued photo identification (such as a driver’s license or passport) and valid proof of ownership, meaning one of the following.

●	Notice of Internet Availability of Proxy Materials;

●	Proxy Card;

●	Voting Information Form;

●	Legal proxy provided by your bank, broker, or nominee;

●	Email notice of the Annual Meeting (if you received notice that way); or

●	Other proof of share ownership (such as your brokerage statement) as of the January 8, 2015 record date.

●	Shareholders holding shares in a joint account may be admitted to the meeting if they provide proof of joint ownership and both shareholders follow the admission requirements described above. We will not be able to accommodate non-shareholder guests at the Annual Meeting.

How to Vote:

Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy in advance of the meeting by one of the methods below.

●	By Internet: go to www.proxyvote.com;

●	By toll-free telephone: call 1-800-690-6903; or

●	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Shareholders may also vote in person at the Annual Meeting. If you are a registered shareholder (that is, you hold your shares in your name), you must present valid identification to vote at the meeting. If you are a beneficial shareholder (that is, your shares are held in the name of a broker, bank or other holder of record), you will also need to obtain a “legal proxy” from the holder of record to vote at the meeting.

Please Note:

●	As always, we anticipate a large number of attendees at the Annual Meeting of Shareholders and cannot guarantee seating. Shareholders may also log onto a live video webcast of the meeting; please see details on our Investor Relations website at http://investor.starbucks.com.

●	Due to the Alaskan Way Viaduct and Mercer Corridor projects, there is significant construction in the area around McCaw Hall, which may impact traffic and parking options.

Parking - Mercer Street Garage (650 3rd Avenue North):

Parking is available at the Mercer Street Garage, conveniently located across the street from McCaw Hall. A covered skybridge provides easy access between level C of the garage and McCaw Hall.

For more information on local transportation to the Annual Meeting of Shareholders, please visit www.seattlecenter.com/transportation.

STARBUCKS CORPORATION
2401 UTAH AVENUE SOUTH
SEATTLE, WASHINGTON 98134

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs as well as the environmental impact of mailing proxy materials, we encourage you to consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET - go to www.proxyvote.com or scan the above QR code from your mobile device
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
If you are a registered shareholder (that is, you hold your shares in your name), you must present valid identification to vote at the meeting. If you are a beneficial shareholder (that is, your shares are held in the name of a broker, bank or other holder of record), you will also need to obtain a "legal proxy" from the holder of record to vote at the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M80642-P58160	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STARBUCKS CORPORATION

The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees:		For	Against	Abstain

	1a.	Howard Schultz	☐	☐	☐

	1b.	William W. Bradley	☐	☐	☐

	1c.	Robert M. Gates	☐	☐	☐

	1d.	Mellody Hobson	☐	☐	☐

	1e.	Kevin R. Johnson	☐	☐	☐

	1f.	Olden Lee	☐	☐	☐

	1g.	Joshua Cooper Ramo	☐	☐	☐

	1h.	James G. Shennan, Jr.	☐	☐	☐

	1i.	Clara Shih	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

			For	Against	Abstain

	1j.	Javier G. Teruel	☐	☐	☐

	1k.	Myron E. Ullman, III	☐	☐	☐

	1l.	Craig E. Weatherup	☐	☐	☐

2.	Advisory resolution to approve our executive compensation.		☐	☐	☐

3.	Ratification of selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2015.		☐	☐	☐

The Board of Directors recommends you vote AGAINST the following shareholder proposals:			For	Against	Abstain

4.	Establish a Board Committee on sustainability.		☐	☐	☐

5.	Require an Independent Board Chairman.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders:
The Notice and Proxy Statement and Fiscal 2014 Annual Report are available at www.proxyvote.com.

M80643-P58160
STARBUCKS CORPORATION
Annual Meeting of Shareholders
March 18, 2015 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Howard Schultz and Lucy Lee Helm, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of stock of STARBUCKS CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, PT on Wednesday, March 18, 2015, at the Marion Oliver McCaw Hall, Seattle Center, 321 Mercer Street, Seattle, WA 98109, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein and, in the proxyholders' discretion, upon any other business that properly comes before the meeting. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side